                                                                     EXHIBIT 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------------x
In re                                             :   Chapter 11
                                                  :
ContiFinancial Corporation, et al.,               :   Case No. 00 B 12184 (AJG)
                                                  :
                    Debtors.                      :   (Jointly Administered)
--------------------------------------------------x



                 THIRD AMENDED JOINT PLAN OF REORGANIZATION OF
                CONTIFINANCIAL CORPORATION AND AFFILIATES UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE


             AS MODIFIED ON THE RECORD OF THE CONFIRMATION HEARING
                     AND APPROVED BY THE CONFIRMATION ORDER




Dated:  New York, New York
December 18, 2000


DEWEY BALLANTINE LLP                    TOGUT, SEGAL & SEGAL LLP
COUNSEL FOR CONTIFINANCIAL              COUNSEL FOR CONTIMORTGAGE
  CORPORATION, ET AL.                     CORPORATION, ET AL.
DEBTORS IN POSSESSION                   DEBTORS IN POSSESSION
ATTN:  RICHARD S. MILLER, ESQ.          ATTN:  ALBERT TOGUT, ESQ.
1301 AVENUE OF THE AMERICAS             ONE PENN PLAZA
NEW YORK, NY 10019-6092                 NEW YORK, NY 10119
(212) 259-8000                          (212) 594-5000

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

INTRODUCTION................................................................ 1

ARTICLE I. DEFINITIONS, RULES OF INTERPRETATION, AND
             CONSTRUCTION................................................... 2

A.  Defined Terms........................................................... 2

B.  Definitions............................................................. 2
    Section 1.01    Additional Quarterly Distributions...................... 2
    Section 1.02    Administrative Claim.................................... 2
    Section 1.03    Allowed................................................. 2
    Section 1.04    Allowed Administrative Claim............................ 2
    Section 1.05    Allowed Claim........................................... 2
    Section 1.06    Allowed Priority Claim.................................. 3
    Section 1.07    Annual Distribution Date................................ 3
    Section 1.08    Assets.................................................. 3
    Section 1.09    Available Cash.......................................... 3
    Section 1.10    Available Unclaimed Property............................ 3
    Section 1.11    Ballot.................................................. 3
    Section 1.12    Bank Agent.............................................. 3
    Section 1.13    Bank Group.............................................. 3
    Section 1.14    Bank Group Claim........................................ 3
    Section 1.15    Bank Group Committee.................................... 3
    Section 1.16    Bank Group Committee Fees............................... 3
    Section 1.17    Bankruptcy Code......................................... 4
    Section 1.18    Bankruptcy Court........................................ 4
    Section 1.19    Bankruptcy Rules........................................ 4
    Section 1.20    Bar Date................................................ 4
    Section 1.21    Business Day............................................ 4
    Section 1.22    Cash.................................................... 4
    Section 1.23    Causes of Action........................................ 4
    Section 1.24    CFN..................................................... 4
    Section 1.25    Chapter 11 Cases........................................ 4
    Section 1.26    Claim................................................... 4
    Section 1.27    Claims Agent............................................ 4
    Section 1.28    Class................................................... 5
    Section 1.29    Class 5................................................. 5
    Section 1.30    Class 5 Cash............................................ 5
    Section 1.31    Class [___] Claim....................................... 5
    Section 1.32    CMC..................................................... 5
    Section 1.33    Collateral.............................................. 5
    Section 1.34    Compromise and Settlement............................... 5

    Section 1.35    Confirmation Date....................................... 5
    Section 1.36    Confirmation Hearing.................................... 5
    Section 1.37    Confirmation Order...................................... 5
    Section 1.38    Convenience Claim....................................... 5
    Section 1.39    Court................................................... 5
    Section 1.40    Credit Agreement........................................ 5
    Section 1.41    D&O Insurance........................................... 6
    Section 1.42    Debtors................................................. 6
    Section 1.43    Defendant............................................... 6
    Section 1.44    Disallowed.............................................. 6
    Section 1.45    Disclosure Statement.................................... 6
    Section 1.46    Disclosure Statement Order.............................. 6
    Section 1.47    Disputed Claim.......................................... 6
    Section 1.48    Disputed Claims Reserve Trust........................... 6
    Section 1.49    Distributed ESRs........................................ 7
    Section 1.50    Distribution............................................ 7
    Section 1.51    Distribution Address.................................... 7
    Section 1.52    Distribution Date....................................... 7
    Section 1.53    Effective Date.......................................... 7
    Section 1.54    Equity Interest......................................... 7
    Section 1.55    ESR..................................................... 7
    Section 1.56    Estates................................................. 7
    Section 1.57    Exhibit................................................. 7
    Section 1.58    Exhibit Filing Date..................................... 7
    Section 1.59    Face Amount............................................. 8
    Section 1.60    FGIC.................................................... 8
    Section 1.61    FGIC Agreement.......................................... 8
    Section 1.62    FGIC Claims............................................. 8
    Section 1.63    FGIC Pooling and Servicing Agreements................... 8
    Section 1.64    FGIC Reserve Account.................................... 8
    Section 1.65    Fidelity................................................ 8
    Section 1.66    File or Filed........................................... 8
    Section 1.67    Final Claims Resolution Date............................ 8
    Section 1.68    Final Order............................................. 8
    Section 1.69    Fractional Liquidating Trust Unit....................... 9
    Section 1.70    General Unsecured Claim................................. 9
    Section 1.71    Greenwich............................................... 9
    Section 1.72    Greenwich Collateral.................................... 9
    Section 1.73    Greenwich Security Agreement............................ 9
    Section 1.74    Greenwich Repurchase Facility........................... 9
    Section 1.75    Greenwich Repurchase Facility Secured Claims............ 9
    Section 1.76    Greenwich Whole Loan Purchase Facility.................. 9
    Section 1.77    Greenwich Whole Loan Purchase Facility Secured Claims... 9
    Section 1.78    Indentures.............................................. 9
    Section 1.79    Indenture Trustee....................................... 9
    Section 1.80    Initial Distribution.................................... 9

    Section 1.81    Initial Distribution Date............................... 9
    Section 1.82    Intercompany Claim..................................... 10
    Section 1.83    Interest............................................... 10
    Section 1.84    IRS.................................................... 10
    Section 1.85    Judgment Amount........................................ 10
    Section 1.86    Letter of Credit Agreement............................. 10
    Section 1.87    Lien................................................... 10
    Section 1.88    Liquidating Trust...................................... 10
    Section 1.89    Liquidating Trust Agreement............................ 10
    Section 1.90    Liquidating Trust Committee............................ 10
    Section 1.91    Liquidating Trust Unit................................. 10
    Section 1.92    Liquidating Trustee.................................... 10
    Section 1.93    MBIA................................................... 11
    Section 1.94    MBIA Agreement......................................... 11
    Section 1.95    MBIA Claims............................................ 11
    Section 1.96    MBIA Pooling and Servicing Agreements.................. 11
    Section 1.97    MBIA  Reserve Account.................................. 11
    Section 1.98    Offset Amount.......................................... 11
    Section 1.99    Old Common Stock....................................... 11
    Section 1.100   Ordinary Course Professionals Orders................... 11
    Section 1.101   Other Secured Claims................................... 11
    Section 1.102   Paying Agent........................................... 11
    Section 1.103   Person................................................. 11
    Section 1.104   Petition Date.......................................... 12
    Section 1.105   Plan................................................... 12
    Section 1.106   Plan Administration Agreement.......................... 12
    Section 1.107   Plan Administration Committee.......................... 12
    Section 1.108   Plan Administrator..................................... 12
    Section 1.109   Preference Stipulation................................. 12
    Section 1.110   Prepetition Claim...................................... 12
    Section 1.111   Priority Claim......................................... 12
    Section 1.112   Priority Tax Claim..................................... 12
    Section 1.113   Professionals.......................................... 13
    Section 1.114   Quarterly Distribution Date............................ 13
    Section 1.115   Ratable or Ratable Share............................... 13
    Section 1.116   Reinstated............................................. 13
    Section 1.117   Resource One Debtors................................... 13
    Section 1.118   Royal.................................................. 13
    Section 1.119   Schedules.............................................. 13
    Section 1.120   Secured Claim.......................................... 13
    Section 1.121   Security............................................... 13
    Section 1.122   Senior Notes........................................... 13
    Section 1.123   Senior Notes Claim..................................... 14
    Section 1.124   Settlement Debtors..................................... 14
    Section 1.125   Settlement Debtors Premium............................. 14
    Section 1.126   Settlement Debtors Premium Adjustment.................. 14

    Section 1.127   Settlement Debtors Premium Initial Distribution........ 14
    Section 1.128   Special Notice List.................................... 14
    Section 1.129   Subordinated Claim..................................... 14
    Section 1.130   Surviving Special Purpose Entities..................... 15
    Section 1.131   Transition Period...................................... 15
    Section 1.132   Transition Team........................................ 15
    Section 1.133   Treasury Regulation.................................... 15
    Section 1.134   Trust Assets........................................... 15
    Section 1.135   Unclaimed Property..................................... 15
    Section 1.136   Unofficial Committees.................................. 15
    Section 1.137   Unofficial Noteholders' Committee...................... 15
    Section 1.138   Unofficial Noteholders' Committee Fees................. 15
    Section 1.139   U.S. Trustee Fees...................................... 16

C.  Rules of Construction.................................................. 16

    Section 1.140   Generally.............................................. 16
    Section 1.141   Exhibits............................................... 16
    Section 1.142   Time Periods........................................... 16
    Section 1.143   Miscellaneous Rules.................................... 16

ARTICLE II. COMPROMISE AND SETTLEMENT; GENERAL RULES
              REGARDING CLASSIFICATION OF CLAIMS AND
              INTERESTS.................................................... 16

    Section 2.01    Compromise and Settlement.............................. 16
    Section 2.02    General Rules of Classification Under the Bankruptcy
                    Code................................................... 17
    Section 2.03    Undersecured Claims.................................... 17

ARTICLE III. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS................. 17

    Section 3.01    Summary................................................ 17

ARTICLE IV. TREATMENT OF UNCLASSIFIED CLAIMS............................... 18

    Section 4.01    Administrative Claims.................................. 18
    Section 4.02    Priority Tax Claims.................................... 18
    Section 4.03    U.S. Trustee Fees...................................... 19

ARTICLE V. TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.................... 19

    Section 5.01    Class 1a: Greenwich Repurchase Facility Secured
                              Claims....................................... 19
    Section 5.02    Class 1b: Greenwich Whole Loan Purchase Facility
                              Secured Claims............................... 19
    Section 5.03    Class 2a: MBIA Claims.................................. 20
    Section 5.04    Class 2b: FGIC Claims.................................. 20
    Section 5.05    Class 3:  Other Secured Claims......................... 20
    Section 5.06    Class 4:  Priority Claims.............................. 21
    Section 5.07    Class 5a: Bank Group Claims, Senior Notes Claims, and
                              General Unsecured Claims against Debtors
                              other than the Settlement Debtors............ 21

    Section 5.08    Class 5b: General Unsecured Claims against the
                    Settlement Debtors..................................... 21
    Section 5.09    Class 5:  Miscellaneous Distribution Provisions........ 22
    Section 5.10    Class 6:  Convenience Claims........................... 23
    Section 5.11    Class 7:  Subordinated Claims.......................... 23
    Section 5.12    Class 8:  Equity Interests............................. 23

ARTICLE VI. ESTABLISHMENT OF TRUSTS; IMPLEMENTATION OF PLAN................ 23

    Section 6.01    The Liquidating Trust.................................. 23
    Section 6.02    Appointment of Liquidating Trustee and Liquidating
                    Trust Committee........................................ 25
    Section 6.03    Liquidating Trust Units, Applicability of Securities
                    Laws and Reporting Requirements........................ 25
    Section 6.04    Disputed Claims Reserve Trust.......................... 26
    Section 6.05    Distributions To Holders Of Claims And Interests....... 28
    Section 6.06    Miscellaneous Distribution Provisions.................. 30
    Section 6.07    De Minimis Distributions............................... 31
    Section 6.08    Setoffs................................................ 31
    Section 6.09    Intercompany Claims.................................... 32
    Section 6.10    Unclaimed Property..................................... 32
    Section 6.11    Exemption from Transfer Taxes.......................... 32
    Section 6.12    Cancellation of Capital Stock.......................... 33
    Section 6.13    Cancellation of Senior Notes and Agreements............ 33
    Section 6.14    Disputed Payments...................................... 34
    Section 6.15    Withholding Taxes...................................... 34
    Section 6.16    Obligations Incurred After the Confirmation Date....... 34
    Section 6.17    Instructions to Liquidating Trustee or Plan
                    Administrator.......................................... 34
    Section 6.18    Record Date for Distributions to Holders of Senior
                    Notes.................................................. 35
    Section 6.19    Dissolution............................................ 35

ARTICLE VII. EFFECT OF THE PLAN ON CLAIMS AND INTERESTS.................... 35

    Section 7.01    Jurisdiction of Court.................................. 35
    Section 7.02    Binding Effect......................................... 35
    Section 7.03    Term of Injunctions or Stays........................... 35
    Section 7.04    Rights of Action....................................... 35
    Section 7.05    Discharge.............................................. 36
    Section 7.06    Preservation of Insurance.............................. 37

ARTICLE VIII. EXECUTORY CONTRACTS.......................................... 37

    Section 8.01    Executory Contracts and Unexpired Leases............... 37
    Section 8.02    Cure................................................... 38
    Section 8.03    Rejection Damages Bar Date............................. 38
    Section 8.04    Executory Contracts and Unexpired Leases Entered
                    Into and Other Obligations Incurred After the
                    Petition Date.......................................... 38

ARTICLE IX. CONDITIONS TO CONFIRMATION AND OCCURRENCE OF EFFECTIVE DATE.... 39

    Section 9.01    Conditions to Confirmation............................. 39
    Section 9.02    Conditions to Occurrence of Effective Date............. 39
    Section 9.03    Waiver of Conditions to Confirmation and Occurrence
                    of Effective Date...................................... 39
    Section 9.04    Effect of Nonoccurrence of the Conditions to
                    Occurrence of Effective Date........................... 39

ARTICLE X. CONFIRMABILITY AND SEVERABILITY OF A PLAN AND CRAMDOWN.......... 40

    Section 10.01   Confirmability and Severability of a Plan.............. 40
    Section 10.02   Cramdown............................................... 40

ARTICLE XI. ADMINISTRATIVE PROVISIONS...................................... 41

    Section 11.01   Retention of Jurisdiction.............................. 41
    Section 11.02   Governing Law.......................................... 42
    Section 11.03   Administrative Bar Date................................ 42
    Section 11.04   Payment of Statutory Fees.............................. 43
    Section 11.05   Payment of Transition Team Fees and Expenses........... 43
    Section 11.06   Effectuating Documents and Further Transactions........ 43
    Section 11.07   Limitation of Liability................................ 43
    Section 11.08   Amendments............................................. 44
    Section 11.09   Debtors' Retirement Plans.............................. 44
    Section 11.10   Successors and Assigns................................. 44
    Section 11.11   Confirmation Order and Plan Control.................... 45
    Section 11.12   Headings............................................... 45
    Section 11.13   Relationship of Liquidating Trust Agreement and Plan
                    Administration Agreement to the Plan................... 45
    Section 11.14   Notices................................................ 45


                                    EXHIBITS

A       Liquidating Trust Agreement

B       Plan Administration Agreement

C       Distributed ESRs

D       Surviving Non-Debtor Affiliates

E       Schedule of Assumed and Assumed and Assigned
        Executory Contracts and Unexpired Leases

F       Disputed Claims

 UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------------x
In re                                     :         Chapter 11
                                          :
ContiFinancial Corporation, et al.,       :         Case No. 00 B 12184 (AJG)
                                          :
                  Debtors.                :         (Jointly Administered)
------------------------------------------x


                 THIRD AMENDED JOINT PLAN OF REORGANIZATION OF
                   CONTIFINANCIAL CORPORATION AND AFFILIATESm:
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
               --------------------------------------------------

                                  INTRODUCTION

                  ContiFinancial Corporation, ContiMortgage Corporation, ContiTrade Services LLC, ContiWest Corporation, ContiFinancial Services Corporation, Resource One Consumer Discount Company, Inc., Warminster National Abstract, Inc., Keystone Capital Group, Inc., Keystone Mortgage Investments, Inc., ZTS Corporation, Resource One Mortgage of Oxford Valley, Inc., Resource One Consumer Discount Co. of Minnesota, Inc., Resource One Mortgage of Delaware Valley, Inc., ResourceCorp Financial, Inc., ContiInsurance Agency, Inc., Crystal Mortgage Company, Inc., Lenders M.D., Inc., California Lending Group, Inc., ContiAsset Receivables Management L.L.C., Royal Mortgage Partners, L.P. and Fidelity Mortgage Decisions Corporation (collectively, the "Debtors") as debtors and debtors-in-possession in the above-captioned chapter 11 cases, hereby propose the following third amended joint plan of reorganization pursuant to section 1121(a) of title 11 of the United States Code. Reference is made to the Disclosure Statement for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future recoveries, a summary and analysis of the Plan and other related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

                  These reorganization cases have been consolidated for procedural purposes and are being jointly administered pursuant to an order of the United States Bankruptcy Court for the Southern District of New York. This Plan contemplates the substantive consolidation of the Debtors for purposes of distribution and voting.

                  Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a holder of a claim or interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of claims and interests. ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THE PLAN AND THE RELATED DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT

OR TO REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN THE PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

                                   ARTICLE I.

             DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION

                  A. Defined Terms. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires (such meanings to be equally applicable to both the singular and plural, and masculine and feminine forms of the terms defined). Any term used in the Plan but not defined herein that is used in the Bankruptcy Code or Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or Bankruptcy Rules.

                  B. Definitions.

                  Section 1.01 Additional Quarterly Distributions means a Distribution, if practicable, on a Quarterly Distribution Date to each holder of Liquidating Trust Units from the Liquidating Trust as set forth in this Plan.

                  Section 1.02 Administrative Claim means any Claim under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual, necessary costs and expenses incurred by the Debtors after the Petition Date, and (b) compensation for legal and other services and reimbursement of expenses awarded pursuant to sections 330(a), 331 or 1103 of the Bankruptcy Code.

                  Section 1.03 Allowed means, with respect to a Claim or Interest, the extent to which a Claim or Interest is not objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules or orders of the Court, or otherwise allowed by a Final Order, including, without limitation, the Confirmation Order and (a) scheduled by the Debtors pursuant to the Bankruptcy Code and the Bankruptcy Rules in a liquidated amount and not listed as contingent, unliquidated or disputed, (b) timely Filed under applicable law with the Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or any applicable orders of the Court, or (c) late-Filed and allowed by Court Order after notice and a hearing. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, "Allowed Claim," shall not, for the purposes of distributions under the Plan, include (x) for Prepetition Claims, interest on such Claim or Claims accruing from or after the Petition Date, (y) punitive or exemplary damages, or (z) any fine, penalty or forfeiture.

                  Section 1.04 Allowed Administrative Claim means an Administrative Claim to the extent it is Allowed.

                  Section 1.05 Allowed Claim means a Claim to the extent that such Claim is Allowed.

                  Section 1.06 Allowed Priority Claim means a Priority Claim to the extent it is Allowed.

                  Section 1.07 Annual Distribution Date means every fourth Quarterly Distribution Date.

                  Section 1.08 Assets means all assets of the Debtors of any nature whatsoever, including, without limitation, all property of the Estates pursuant to Section 541 of the Bankruptcy Code, Cash, Causes of Action, tax refunds, claims of right, interests and property, real and personal, tangible and intangible.

                  Section 1.09 Available Cash means all Cash of the Liquidating Trust, less Cash or reserves necessary for the administration of the Liquidating Trust and the Disputed Claims Reserve Trust, as determined in the reasonable discretion of the Liquidating Trustee for litigation costs, anticipated costs and operating expenses.

                  Section 1.10 Available Unclaimed Property means Unclaimed Property that is unclaimed on the first anniversary of the date of Distribution of such property (together with any interest thereon and proceeds thereof).

                  Section 1.11 Ballot means the ballot distributed to a holder of a Claim on which ballot such holder of a Claim may, inter alia, vote for or against the Plan.

                  Section 1.12 Bank Agent means Credit Suisse First Boston, New York Branch, as Administrative Agent, to the Credit Agreement or any successor thereto.

                  Section 1.13 Bank Group means Credit Suisse First Boston, New York Branch, as Administrative Agent, and Credit Suisse First Boston, New York Branch, and Dresdner Bank AG, New York and Grand Cayman Branches, as Co-Arrangers, and those other financial institutions that are parties to the Credit Agreement and the Letter of Credit Agreement and their successors and assigns.

                  Section 1.14 Bank Group Claim means any Claim of the Bank Group arising under the Credit Agreement and the Letter of Credit Agreement.

                  Section 1.15 Bank Group Committee means those members of the Bank Group acting as an unofficial creditors' committee in the Chapter 11 Cases, which committee may be reconstituted from time to time, including Credit Suisse First Boston, Credit Lyonnais, The Bank of New York, and The Bank of Nova Scotia.

                  Section 1.16 Bank Group Committee Fees means those fees and expenses actually incurred or to be paid, if any, by the Debtors to Weil, Gotshal & Manges LLP, as counsel to the Bank Group Committee, and
PriceWaterhouseCoopers LLP, as financial advisors to the Bank Group Committee, pursuant to the Plan or Confirmation Order for payment of such fees and expenses for work performed from the Petition Date through the Effective Date.

                  Section 1.17 Bankruptcy Code means the Bankruptcy Reform Act of 1978, as amended and codified at title 11 of the United States Code, 11 U.S.C.ss.ss.101 et seq.

                  Section 1.18 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York which has jurisdiction over the Chapter 11 Cases.

                  Section 1.19 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, made applicable through the Federal Rules of Bankruptcy Procedure, and the Local Rules of the Bankruptcy Court.

                  Section 1.20 Bar Date means such date(s) fixed by Order(s) of the Bankruptcy Court by which Proofs of Claim, Proofs of Interest, or requests for allowance of Administrative Claims must be Filed.

                  Section 1.21 Business Day means any day except a Saturday, Sunday, or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

                  Section 1.22 Cash means cash and cash equivalents in U.S. dollars.

                  Section 1.23 Causes of Action means any and all claims, rights and causes of action that could have been brought by or on behalf of the Debtors arising before, on or after the Petition Date, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity or under any theory of law, including, but not limited to (i) those referred to in the Disclosure Statement, (ii) any and all claims, rights and causes of action the Debtors or the Estates may have against any Person arising under chapter 5 of the Bankruptcy Code, or any similar provision of state law or any other law, rule, regulation, decree, order, statute or otherwise, (iii) derivative claims and
(iv) right of setoff or recoupment, and claims on contracts or breaches of duty imposed by law.

                  Section 1.24 CFN means ContiFinancial Corporation, a Delaware corporation.

                  Section 1.25 Chapter 11 Cases means case numbers 00-12184
(AJG) through 00-12187 (AJG), 00-12189 (AJG) through 00-12203 (AJG) inclusive, 00-13732 (AJG) and 00-13733 (AJG), commenced by the Debtors under chapter 11 of the Bankruptcy Code on the Petition Date in the Bankruptcy Court, and styled ContiFinancial Corporation, et al., Debtors.

                  Section 1.26 Claim means a claim, as such term is defined in section 101(5) of the Bankruptcy Code, against the Debtors.

                  Section 1.27 Claims Agent means Donlin, Recano & Co. or such successor as the Debtors or the Plan Administrator may designate.

                  Section 1.28 Class means a group of Claims or the Equity Interests as classified in Article III under the Plan.

                  Section 1.29 Class 5 means both Class 5a and Class 5b.

                  Section 1.30 Class 5 Cash means Cash, which shall be distributed on the Initial Distribution Date to holders of Class 5 Claims as provided in Article V of the Plan, estimated in the Disclosure Statement as reflected in the Pro Forma Balance Sheet, Section X-D.

                  Section 1.31 Class [___] Claim means a Claim in the particular Class of Claims identified and described in Article III of the Plan.

                  Section 1.32 CMC means ContiMortgage Corporation, a Delaware corporation.

                  Section 1.33 Collateral means any property or interest in property of the estates of the Debtors that is subject to an unavoidable Lien to secure the payment or performance of a Claim.

                  Section 1.34 Compromise and Settlement means the settlement which is part of, incorporated in the Plan, and a condition precedent to the Effective Date, resolving issues among each of the Debtors, the Unofficial Noteholders' Committee and the Unofficial Bank Group Committee concerning (a) substantive consolidation; (b) treatment of intercompany loans and claims; and
(c) the Settlement Debtors Premium.

                  Section 1.35 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

                  Section 1.36 Confirmation Hearing means the hearing conducted by the Bankruptcy Court to consider confirmation of the Plan.

                  Section 1.37 Confirmation Order means the order, entered by the Clerk of the Bankruptcy Court, confirming the Plan in accordance with the provisions of the Bankruptcy Code.

                  Section 1.38 Convenience Claim means any General Unsecured Claim, in an amount equal to or less than $1,000, or voluntarily reduced by the holder of the General Unsecured Claim to $1,000 (the "Threshold Amount"); provided, however, that such Threshold Amount may be increased in the reasonable business judgment of the Debtors, subject to the consent of each of the Unofficial Committees at or before the Initial Distribution Date for the purpose of administrative convenience or to reduce the expenses of administration of the Liquidating Trust.

                  Section 1.39 Court shall have the same meaning as Bankruptcy Court.

                  Section 1.40 Credit Agreement means that certain Credit Agreement, dated as of January 7, 1997, as amended, among CFN, The Lenders Party Thereto, and

Credit Suisse First Boston, New York Branch, as Administrative Agent, and Credit Suisse First Boston, New York Branch, and Dresdner Bank AG, New York and Grand Cayman Branches, as Co-Arrangers, and any of the documents or instruments related thereto.

                  Section 1.41 D&O Insurance means the officers and directors insurance maintained by the Debtors which covers the Debtors' present and former officers and directors.

                  Section 1.42 Debtors shall have the meaning ascribed in the Introduction herein.

                  Section 1.43 Defendant shall have the meaning given such term in Section 6.04(e) hereof.

                  Section 1.44 Disallowed means the extent to which a Disputed Claim is not Allowed whether by Final Order of the Court, by agreement of the parties or otherwise.

                  Section 1.45 Disclosure Statement means the written disclosure statement, that relates to the Plan, as amended, supplemented or modified from time to time, and as approved by the Bankruptcy Court under section 1125 of the Bankruptcy Code.

                  Section 1.46 Disclosure Statement Order means the order of the Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

                  Section 1.47 Disputed Claim means (a) if no proof of Claim has been timely Filed or deemed timely Filed under applicable law or order of the Court, a Claim that has been listed on a Debtor's Schedules as disputed, contingent or unliquidated; or (b) if a proof of Claim has been Filed or deemed timely Filed under applicable law or order of the Court, a proof of Claim as to which an objection or request for estimation has been timely Filed and has not been (i) withdrawn, (ii) overruled or denied by a Final Order or (iii) granted in whole by a Final Order. For the purposes of the Plan, a Claim shall be considered a Disputed Claim, unless otherwise ordered by the Bankruptcy Court, if (x) an objection has been Filed with respect to such Claim prior to the Effective Date or, if a Claim is permitted to be Filed after the Effective Date, no later than thirty days after such Claim has been Filed or (y) such claim is listed on Exhibit F titled "Disputed Claims" attached to this Plan to be Filed by the Debtors on or before the Exhibit Filing Date.

                  Section 1.48 Disputed Claims Reserve Trust means a trust established by the Debtors for the payment of Disputed Claims that become Allowed Claims after the Effective Date, and which shall hold Cash and Liquidating Trust Units in trust for the benefit of the holders of Disputed Claims that become Allowed Claims, and shall not, constitute property of the Debtors' Estates or the Liquidating Trust.

                  Section 1.49 Distributed ESRs means those ESRs, listed on Exhibit C hereto, that will be contributed by the Debtors to the Liquidating Trust for the benefit of holders of Allowed Class 5 Claims, in accordance with the provisions of this Plan.

                  Section 1.50 Distribution means the distribution in accordance with this Plan of any property or Assets distributed under Articles IV or V herein, including, without limitation, (a) Cash, (b) Liquidating Trust Units, or
(c) any combination thereof.

                  Section 1.51 Distribution Address means the address set forth in the relevant proof of claim, as such address may have been updated pursuant to Bankruptcy Rule 2002(g). If no proof of claim is Filed in respect of a particular Claim, such defined term means the address set forth in the relevant Debtor's Schedules, as such address may have been updated pursuant to Bankruptcy Rule 2002(g).

                  Section 1.52 Distribution Date means any date on which a Distribution is made, including, without limitation, the Initial Distribution Date or a Quarterly Distribution Date.

                  Section 1.53 Effective Date means a Business Day selected by the Debtors which is eleven (11) days after the Confirmation Order is entered by the Bankruptcy Court, or as soon thereafter as practicable; provided, however, that Effective Date shall not occur sooner than January 2, 2001.

                  Section 1.54 Equity Interest means the interest held by any Person in the equity of the Debtors, including, without limitation, any "equity security" in the Debtors as defined by section 101(16) of the Bankruptcy Code.

                  Section 1.55 ESR means any certificated or non-certificated interest retained by a Debtor or an affiliate of the Debtors that entitles the holders of such interest to receive some or all of the excess cash flows generated by a pool of securitized loans generally calculated as (a) the monthly interest payments from the loans, less (b) the sum of (i) pass-through interest paid to third-party investors, (ii) trustees fees, (iii) third-party credit enhancement fees, and (iv) servicing fees.

                  Section 1.56 Estates means, as to each Debtor, the estate of such Debtor in its Chapter 11 Case created by section 541 of the Bankruptcy Code upon the commencement of such Chapter 11 Case.

                  Section 1.57 Exhibit means an exhibit to either this Plan or the Disclosure Statement.

                  Section 1.58 Exhibit Filing Date means the last date by which forms of the Exhibits to the Plan shall be Filed with the Bankruptcy Court, which date (a) with respect to the Liquidating Trust Agreement and the Plan Administration Agreement, shall be not later than one day prior to the date on which the Confirmation Hearing will be held, or such later date as may be fixed by the Bankruptcy Court and (b) with respect to the lists of (i) Distributed ESRs, (ii) Surviving Special Purpose Entities, (iii) Assumed

Executory Contracts and Unexpired Leases, and (iv) Disputed Claims, shall be not later than the Effective Date or such later date as may be fixed by the Bankruptcy Court.

                  Section 1.59 Face Amount means (a) with respect to any Claim for which a proof of claim is Filed, an amount equal to: (i) the liquidated amount, if any, set forth therein; and/or (ii) any other amount estimated by the Court in accordance with section 502(c) of the Bankruptcy Code and the relevant provisions of this Plan; or (b) if no proof of claim is Filed and such Claim is scheduled in the relevant Debtor's Schedules, the amount of the Claim scheduled as undisputed, fixed and liquidated.

                  Section 1.60 FGIC means Financial Guaranty Insurance Company.

                  Section 1.61 FGIC Agreement means that certain settlement agreement dated as of July 13, 2000 among CMC, on behalf of itself and the other Debtors and FGIC.

                  Section 1.62 FGIC Claims means any and all Claims of FGIC against the Debtors. The FGIC Claims shall be Allowed Secured Claims in accordance with the FGIC Agreement.

                  Section 1.63 FGIC Pooling and Servicing Agreements means those agreements listed on Exhibit "A" to the FGIC Agreement.

                  Section 1.64 FGIC Reserve Account means that certain reserve account established for the benefit of FGIC pursuant to the FGIC Agreement.

                  Section 1.65 Fidelity means Fidelity Mortgage Decisions Corporation, an Illinois corporation.

                  Section 1.66 File or Filed means filed with the Bankruptcy Court in the Chapter 11 Cases.

                  Section 1.67 Final Claims Resolution Date means the date on which the last Disputed Claim has been resolved, either by consent, order of the Bankruptcy Court or otherwise.

                  Section 1.68 Final Order means an order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, move for reargument, or rehearing shall have been waived in writing or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or motion for reargument or rehearing shall have expired.

                  Section 1.69 Fractional Liquidating Trust Unit means the fractions of Liquidating Trust Units not issued pursuant to Section 6.06 hereof.

                  Section 1.70 General Unsecured Claim means an unsecured Claim that is not an Administrative Claim, a Priority Tax Claim, a Secured Claim, a Priority Claim, a Bank Group Claim, a Senior Notes Claim, or a Subordinated Claim.

                  Section 1.71 Greenwich means, collectively, Greenwich Capital Financial Products, Inc. and its affiliates.

                  Section 1.72 Greenwich Collateral means certain assets of CFN upon which Greenwich maintains Liens as provided in the Greenwich Security Agreement.

                  Section 1.73 Greenwich Security Agreement means that certain Amended and Restated Pledge Agreement dated August 31, 1999, made by CFN as grantor in favor of Greenwich.

                  Section 1.74 Greenwich Repurchase Facility means that certain Master Repurchase Agreement Governing Purchases and Sales of Assets, dated as of August 9, 1999, as amended, by and among CFN, CMC and Greenwich, and any of the documents or instruments related thereto.

                  Section 1.75 Greenwich Repurchase Facility Secured Claims means any Secured Claims of Greenwich arising out of the Greenwich Repurchase Facility and the Greenwich Security Agreement.

                  Section 1.76 Greenwich Whole Loan Purchase Facility means that certain Master Mortgage Loan Purchase Facility, dated as of August 9, 1999, as amended, by and among CFN, CMC and Greenwich, and any of the documents or instruments related thereto.

                  Section 1.77 Greenwich Whole Loan Purchase Facility Secured Claims means any Secured Claims arising out of the Greenwich Whole Loan Purchase Facility and the Greenwich Security Agreement.

                  Section 1.78 Indentures means the agreements to which CFN is a party and under which the Senior Notes were issued.

                  Section 1.79 Indenture Trustee means Wells Fargo Bank, National Association, formerly known as Norwest Bank Minnesota, National Association, which serves as successor indenture trustee under each of the Indentures.

                  Section 1.80 Initial Distribution means that distribution to holders of Allowed Claims made on or as soon as practicable as determined by Liquidating Trustee after the Effective Date as provided for in Section 6.05 of the Plan.

                  Section 1.81 Initial Distribution Date means the date on which Initial Distributions, if any, are made under the Plan.

                  Section 1.82 Intercompany Claim means any Claims between and among the Debtors or any non-debtor affiliate.

                  Section 1.83 Interest means (a) share in a corporation, whether or not transferable or denominated "stock," or similar security; (b) membership interest in a limited liability company; (c) interest of a limited partner in a limited partnership; (d) warrant or right, other than a right to convert, to purchase, sell or subscribe to a share, security or interest of a kind specified in subparagraphs (a), (b) and (c) of this paragraph; or (e) interest of a general partner in a limited or general partnership.

                  Section 1.84 IRS means the Internal Revenue Service.

                  Section 1.85 Judgment Amount shall have the meaning given such term in Section 6.04(e) hereof.

                  Section 1.86 Letter of Credit Agreement means that certain Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of September 9, 1997, as amended and restated August 21, 1998, among CFN, the Participating Banks Party Thereto, Credit Suisse First Boston, New York Branch, as Agent, Dresdner Bank AG, New York Branch, as Issuing Bank, and Credit Suisse First Boston, New York Branch, and Dresdner Bank AG, New York and Grand Cayman Branches, as Arrangers, as amended.

                  Section 1.87 Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.

                  Section 1.88 Liquidating Trust means the liquidating trust to be created on the Effective Date, in accordance with Article VI of the Plan and governed by this Plan and the Liquidating Trust Agreement, which liquidating trust shall issue 1,000,000,000 Liquidating Trust Units on the Effective Date of the Plan, which shall be comprised of 986,000,000 issued on a Ratable basis to holders of Class 5 Claims and 14,000,000 issued on a Ratable basis to holders only of Class 5b Claims, as set forth in Article V of the Plan.

                  Section 1.89 Liquidating Trust Agreement means the agreement to be dated as of the Effective Date establishing and delineating the terms and conditions of the Liquidating Trust, substantially in the form annexed hereto as Exhibit A, which is incorporated in full into and is a part of this Plan as if set forth herein.

                  Section 1.90 Liquidating Trust Committee means those individuals appointed in accordance with Liquidating Trust Agreement with the powers and responsibilities set forth in the Liquidating Trust Agreement.

                  Section 1.91 Liquidating Trust Unit means an undivided beneficial interest in the Liquidating Trust represented by a certificate.

                  Section 1.92 Liquidating Trustee means the Person appointed in accordance with the Liquidating Trust Agreement to administer the Liquidating Trust.

As part of its duties, powers and responsibilities set forth herein and in the Liquidating Trust Agreement, the Liquidating Trustee, consistent with the purposes of the Liquidating Trust and subject only to the limitations of the Liquidating Trust Agreement, shall be deemed to be and shall have all the duties, powers, and rights of a trustee under Sections 704 and 1106 of the Bankruptcy Code, including, without limitation, commencing, prosecuting or settling Causes of Action, enforcing contracts, and asserting claims, defenses, offsets and privileges.

                  Section 1.93 MBIA means MBIA Insurance Corporation.

                  Section 1.94 MBIA Agreement means that certain side servicing agreement dated as of May 17, 2000, as amended, to the MBIA Pooling and Servicing Agreements among CMC, as servicer, CFN and MBIA as certificate insurer.

                  Section 1.95 MBIA Claims means any and all Claims of MBIA against the Debtors. The MBIA Claims shall be Allowed Secured Claims in accordance with the MBIA Agreement.

                  Section 1.96 MBIA Pooling and Servicing Agreements means those agreements listed on Schedule I to the MBIA Agreement.

                  Section 1.97 MBIA Reserve Account means that certain reserve account established for the benefit of MBIA pursuant to the MBIA Agreement.

                  Section 1.98 Offset Amount shall have the meaning given such term in Section 6.04(e) hereof.

                  Section 1.99 Old Common Stock means the common stock or Interests issued by any of the Debtors and outstanding immediately prior to the Effective Date or held in treasury.

                  Section 1.100 Ordinary Course Professionals Orders means those Orders, dated May 18, 2000 and June 14, 2000, and any subsequent notices filed pursuant to the Ordinary Course Professionals Orders, authorizing the Debtors to retain, employ and compensate certain professionals in the ordinary course of the Debtors' businesses.

                  Section 1.101 Other Secured Claims means any Secured Claim other than the Greenwich Repurchase Facility Secured Claims, the Greenwich Whole Loan Purchase Facility Secured Claims, the MBIA Claims or the FGIC Claims.

                  Section 1.102 Paying Agent means the Indenture Trustee, Bank Agent, stock transfer agents, agents contractually authorized and/or obligated to make Distributions to certain claimants and similar intermediaries and agents participating in making or conveying Distributions as required by the Plan which shall not be the Liquidating Trustee.

                  Section 1.103 Person means an individual, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, association, joint venture, trust, estate, unincorporated organization, or a government or any agency or political subdivision thereof.

                  Section 1.104 Petition Date means May 17, 2000, the date upon which the chapter 11 petitions of each of the Debtors were filed, with the exception of Royal and Fidelity, for which Petition Date means August 14, 2000.

                  Section 1.105 Plan means this joint chapter 11 plan of reorganization, including, without limitation, the exhibits and schedules hereto, as such may be altered, amended, or otherwise modified from time to time.

                  Section 1.106 Plan Administration Agreement means the agreement to be dated as of the Effective Date (i) establishing and delineating the terms and conditions of the Disputed Claims Reserve Trust; (ii) appointing the Plan Administrator and the Plan Administration Committee; and (iii) setting forth the responsibilities and powers of the Plan Administrator and the Plan Administration Committee, substantially in the form annexed hereto as Exhibit B, which is incorporated in full into and is a part of the Plan as set forth herein.

                  Section 1.107 Plan Administration Committee means those individuals appointed in accordance with the Plan Administration Agreement with the powers and responsibilities set forth in the Plan Administration Agreement.

                  Section 1.108 Plan Administrator means the person appointed in accordance with the Plan Administration Agreement to supervise operation of the Disputed Claims Reserve Trust and perform such other duties as provided in the Plan Administration Agreement.

                  Section 1.109 Preference Stipulation means that certain stipulation among the Unofficial Noteholders' Committee, the Bank Group and the Debtors "So Ordered" by the Court on July 6, 2000, relating to the settlement and compromise of claims regarding certain interest payments made by CFN prior to the Petition Date.

                  Section 1.110 Prepetition Claim means any Claim arising on or prior to the Petition Date.

                  Section 1.111 Priority Claim means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (a) an Administrative Claim, or (b) a Priority Tax Claim.

                  Section 1.112 Priority Tax Claim means any Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

                  Section 1.113 Professionals means the attorneys, accountants and other professionals whose retention has been approved by the Court in these Chapter 11 Cases.

                  Section 1.114 Quarterly Distribution Date means the first Business Day after the end of each calendar quarter (i.e., March 31, June 30, September 30 and December 31 for each calendar year) from and after the Effective Date.

                  Section 1.115 Ratable or Ratable Share means a number (expressed as a percentage) equal to the proportion that an Allowed Claim bears to the aggregate amount or number of Allowed Claims plus Disputed Claims (in their aggregate Face Amount) in such Class as of the date of determination. For purposes of calculating Distributions to holders of Class 5 Claims the denominator of such proportion shall be the aggregate amount or number of Allowed Claims plus Disputed Claims (in their aggregate Face Amount) in both Class 5a and Class 5b, unless specifically noted otherwise.

                  Section 1.116 Reinstated means leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim, in accordance with section 1124 of the Bankruptcy Code.

                  Section 1.117 Resource One Debtors means Resource One Consumer Discount Company, Inc., a Pennsylvania corporation, Resource One Mortgage of Oxford Valley, Inc., a Pennsylvania corporation, Resource One Consumer Discount Co. of Minnesota, Inc., a Pennsylvania corporation, Resource One Mortgage of Delaware Valley, Inc., a Pennsylvania corporation, and ResourceCorp Financial, Inc., a Pennsylvania corporation.

                  Section 1.118 Royal means Royal Mortgage Partners, L.P., a California limited partnership.

                  Section 1.119 Schedules means the schedules of assets and liabilities and the statement of financial affairs, as each may be amended from time to time, Filed by the Debtors as required by section 521 of the Bankruptcy Code and the Bankruptcy Rules.

                  Section 1.120 Secured Claim means a Claim secured by a Lien on any Asset of the Debtors, or right of setoff, which Lien or right of setoff, as the case may be, is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable nonbankruptcy law, but only to the extent of the value, pursuant to section 506(a) of the Bankruptcy Code, of any interest of the holder of the Claim in property of the Estate(s) securing such Claim.

                  Section 1.121 Security means security as defined in Section 101 of the Bankruptcy Code.

                  Section 1.122 Senior Notes means collectively, the (i) 7 1/2% Senior Notes Due 2002, issued by CFN on March 1, 1997, (ii) 8 3/8% Senior Notes Due 2003, issued by CFN on August 15, 1996, and (iii) 8 1/8% Senior Notes Due 2008, issued by CFN on March 4, 1998.

                  Section 1.123 Senior Notes Claim means any Claim arising under the Senior Notes; but not a cause of action for damages arising from purchase or sale of such Senior Note.

                  Section 1.124 Settlement Debtors means CMC and the Resource One Debtors.

                  Section 1.125 Settlement Debtors Premium means, subject to the Settlement Debtors Premium Adjustment, 14,000,000 Liquidating Trust Units, which amount of such Liquidating Trust Units may not be modified without the consent of each of the Unofficial Committees, to be distributed to holders of Allowed Class 5b Claims in accordance with Section 5.08(c) of the Plan; provided, however, that, notwithstanding the Settlement Debtors Premium Adjustment, in no event will less than 7,500,000 Liquidating Trust Units be distributed to holders of Allowed Class 5b Claims in accordance with Section 5.08(c) of the Plan. All Liquidating Trust Units not distributable as of the Final Claims Resolution Date in accordance with the Settlement Debtors Premium Adjustments shall be cancelled and the proceeds realized in respect thereof shall be distributed to the holders of Liquidating Trust Units.

                  Section 1.126 Settlement Debtors Premium Adjustment means, in the event the aggregate amount of Allowed Class 5b Claims exceeds $20,000,000, the 14,000,000 Liquidating Trust Units otherwise distributable to holders of Allowed Class 5b Claims in accordance with Section 5.08(c) of the Plan shall be reduced by .325 Units for each dollar that the aggregate amount of Allowed Class 5b Claims exceeds $20,000,000, as determined by the following formula (which formula may not be modified without the consent of each of the Unofficial Committees):

                                             (Aggregate Amount of
Settlement Debtors  =  14,000,000 - (.325) X  Allowed Class 5b     - 20,000,000)
Premium Adjustment                            Claims


Notwithstanding the above formula, the Settlement Debtors Premium Initial Distribution shall be distributed in accordance with Section 5.08(c) of the Plan.

                  Section 1.127 Settlement Debtors Premium Initial Distribution means 7,500,000 Liquidating Trust Units to be distributed in accordance with
Section 5.08(c) of the Plan.

                  Section 1.128 Special Notice List means the list maintained by the Liquidating Trustee of any Person who provides written notification to the Liquidating Trustee of their request to receive notice of Liquidating Trust activities, as provided in Section 6.03(c) of the Plan.

                  Section 1.129 Subordinated Claim means any Claim that is subject to subordination under Section 510 of the Bankruptcy Code, including, without limitation, any claim arising from the rescission of a purchase or sale of a Security of the Debtors or affiliates of the Debtors, for damages from the purchase or sale of a Security of the Debtors or affiliates of the Debtors, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim.

                  Section 1.130 Surviving Special Purpose Entities means those certain non-debtor affiliates of the Debtors listed on Exhibit D hereto whose stock will be transferred to and become assets of the Liquidating Trust.

                  Section 1.131 Transition Period means November 1, 2000 through the Effective Date.

                  Section 1.132 Transition Team means the individuals comprising a transition management team led by Jeffrey H. Beck, the proposed Liquidating Trustee, as appointed pursuant to the Court's Order dated November 8, 2000 and any professionals retained by the Transition Team.

                  Section 1.133 Treasury Regulation means those regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

                  Section 1.134 Trust Assets means any and all of the Debtors' right, title and interest in all property and Assets of the Debtors transferred on the Effective Date to the Liquidating Trust or the Disputed Claims Reserve Trust, as the case may be, including, without limitation, any Causes of Action the Debtors or their Estates may hold against any Person.

                  Section 1.135 Unclaimed Property means any Distributions other than payments to holders of Senior Notes Claims and Bank Group Claims unclaimed on or after the applicable Initial Distribution Date or the date on which an Additional Quarterly Distribution would have been made in respect of the relevant Allowed Claim. Unclaimed Property shall include: (a) checks (and the funds represented thereby) and Liquidating Trust Units (i) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address or (ii) not mailed or delivered because no Distribution Address to mail or deliver such property was available, and (b) funds for checks delivered but uncashed within one year of the Effective Date.

                  Section 1.136 Unofficial Committees means each of the Bank Group Committee and Unofficial Noteholders' Committee.

                  Section 1.137 Unofficial Noteholders' Committee means the committee of holders of Senior Notes formed prior to and after the Petition Date to negotiate on behalf of such holders the restructuring of the Debtors' financial affairs which may be reconstituted from time to time, including American Express Financial Advisors, Putnam Investment Management and other funds, Salomon Brothers Asset Management, Inc., Wells Fargo Bank Minnesota, National Association, and Bennet Management, Inc.

                  Section 1.138 Unofficial Noteholders' Committee Fees means those fees and expenses actually incurred and to be paid, if any, by the Debtors to Akin, Gump,

Strauss, Hauer & Feld LLP, as counsel to the Unofficial Noteholders' Committee, and Houlihan, Lokey, Howard & Zukin, as financial advisors to the Unofficial Noteholders' Committee, pursuant to Section 5.07(c) of the Plan or the Confirmation Order for payment of such fees and expenses for work performed from the Petition Date through the Effective Date.

                  Section 1.139 U.S. Trustee Fees means all fees and charges assessed against the Estates by the United States Trustee and due pursuant to section 1930 of title 28 of the United States Code.

                  C. Rules of Construction.

                  Section 1.140 Generally. For purposes of the Plan, (a) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit as it may have been or may be amended, modified or supplemented; (b) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; and (c) the rules of construction set forth in section 102 of the Bankruptcy Code and the Bankruptcy Rules shall apply unless superseded herein or in the Confirmation Order.

                  Section 1.141 Exhibits. All Exhibits are incorporated into and are a part of the Plan as if set forth in full herein. Copies of Exhibits, after being Filed, can be obtained upon written request to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 (Attn: Richard S. Miller, Esq.), counsel to the Debtors.

                  Section 1.142 Time Periods. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                  Section 1.143 Miscellaneous Rules. (i) The words "herein," "hereof," "hereunder," and other words of similar import refer to this Plan as a whole, not to any particular Section, subsection, or clause, unless the context requires otherwise; (ii) whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter; and (iii) captions and headings to Articles and Sections of the Plan are inserted for convenience or reference only and are not intended to be a part or to affect the interpretation of the Plan.

                                  ARTICLE II.

                    COMPROMISE AND SETTLEMENT; GENERAL RULES
                            REGARDING CLASSIFICATION
                             OF CLAIMS AND INTERESTS

                  Section 2.01 Compromise and Settlement. The Plan incorporates a proposed Compromise and Settlement of certain issues related primarily to whether the Estates of each of the Debtors should be consolidated for purposes of aggregating Assets and making payments to Creditors, whether and to what extent proceeds from the sale of certain Assets should be allocated among the Debtors based upon their respective claims of ownership to certain Assets sold thereunder, and the amount and priority of certain Intercompany Claims. The provisions of the Plan relating to substantive consolidation of the Debtors, the cancellation of Intercompany Claims, and the treatment of each class of Claims under the Plan reflect this Compromise and Settlement, which, upon the Effective Date, shall be binding upon the Debtors, all Creditors, and all Persons whether or not such Persons have voted to accept or reject this Plan.

                  Section 2.02 General Rules of Classification Under the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes as set forth below. All other Claims and Interests have been classified as set forth below.

                  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Class(es) to the extent that any remainder of the Claim or Interest falls within the description of such other Class(es).

                  A Claim is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

                  Section 2.03 Undersecured Claims. To the extent that the amount of an Allowed Claim is greater than the value of the Collateral securing such Claim as of the applicable valuation date (assuming the value of such Collateral is greater than $0), subject to section 1111(b) of the Bankruptcy Code, such Claim is classified in both Classes of Other Secured Claims for the secured portion of such Claim and the class of General Unsecured Claims for the excess of such Claim over the value of the Collateral. Notwithstanding anything to the contrary herein, absent an order of the Bankruptcy Court or agreement fixing the allowed amount of a Secured Claim or the scheduling of such Claim as liquidated, nondisputed and noncontingent on the relevant Debtor's Schedules, the relevant Debtor is not bound by a classification made or implied herein with respect to any particular Claim.

                                  ARTICLE III.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  Section 3.01 Summary. Claims, other than Administrative Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation, and distribution, as follows:

Class 1a: Greenwich Repurchase              Class 1a consists of the Greenwich
          Facility Secured Claims           Repurchase Facility Secured Claims.

Class 1b: Greenwich Whole Loan              Class 1b consists of the Greenwich Whole
          Facility Secured Claims           Loan Facility Secured Claims.

Class 2a: MBIA Claims                       Class 2a consists of the MBIA Claims

Class 2b: FGIC Claims                       Class 2b consists of the FGIC Claims

Class 3:  Other Secured Claims              Class 3 consists of Other Secured Claims

Class 4:  Priority Claims                   Class 4 consists of all non-tax Priority Claims

Class 5a: Bank Group Claims,                Class 5a consists of all Bank Group Claims,
          Senior Notes Claims, and          Senior Notes Claims, and General
          General Unsecured Claims          Unsecured Claims against Debtors other
          against Debtors other             than the Settlement Debtors
          than the Settlement Debtors

Class 5b: General Unsecured Claims          Class 5b consists of all General Unsecured
          against the Settlement Debtors    Claims against the Settlement Debtors

Class 6:  Convenience Claims                Class 6 consists of all Convenience Claims

Class 7:  Subordinated Claims               Class 7 consists of all Subordinated Claims

Class 8:  Equity Interests                  Class 8 consists of all Equity Interests in the
                                            Debtors

                                  ARTICLE IV.

                        TREATMENT OF UNCLASSIFIED CLAIMS

                  Section 4.01 Administrative Claims. Subject to the Bar Date provisions herein and except to the extent the Debtors and the holder of an Allowed Administrative Claim agree to a different treatment, the Liquidating Trustee shall pay to each holder of an Allowed Administrative Claim, Cash, in an amount equal to such Allowed Administrative Claim, on the later of (i) the Effective Date and (ii) thirty days after the date on which such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtors shall be paid by the Debtors or the Liquidating Trustee, as the case may be, in accordance with the terms and conditions of the particular agreements from which such Allowed Administrative Claims arise.

                  Section 4.02 Priority Tax Claims. Except to the extent the Debtors and the holder of an Allowed Priority Tax Claim agree to a different treatment, the

Liquidating Trustee shall make deferred Cash payments over a period not exceeding six years from the date of assessment of such tax. Payments shall be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at a rate equal to nine percent (9%) per annum on the unpaid portion of each Priority Tax Claim; provided, however, that the Liquidating Trust shall have the right to pay any Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty. The first payment shall be due on the latest of (i) ninety days after the Effective Date, (ii) ninety days after the date on which an order allowing any such Claim becomes a Final Order, and (iii) such other date that is agreed on by the holder of an Allowed Priority Tax Claim and the Debtors or the Liquidating Trust, as the case may be, or as soon thereafter as is practicable.

                  Section 4.03 U.S. Trustee Fees. The Debtors or the Liquidating Trust, as the case may be, shall pay all U.S. Trustee Fees until such time as the Court enters a final decree closing each of the Debtors' cases.

                                   ARTICLE V.

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

                  The holders of Allowed Claims in each Class shall receive the following distributions where applicable, on or after the Initial Distribution Date, unless another date is otherwise provided for herein or elsewhere under the Plan.

                  Section 5.01 Class 1a: Greenwich Repurchase Facility Secured Claims.

                  (a) Impairment. Holders of Allowed Claims in Class 1a are not impaired. Each holder of an Allowed Secured Claim in Class 1a is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

                  (b) Treatment. On the Effective Date, or a later date pursuant to an agreement between CFN and Greenwich, all Greenwich Repurchase Facility Secured Claims, if any, shall, at the Debtors' sole option, be (i) paid in full in Cash, (ii) Reinstated with Greenwich retaining its Liens upon the Greenwich Collateral in accordance with the Greenwich Security Agreement, or (iii) satisfied by returning to Greenwich the Greenwich Collateral securing such Greenwich Repurchase Facility Secured Claims.

                  Section 5.02 Class 1b: Greenwich Whole Loan Purchase Facility Secured Claims.

                  (a) Impairment. Holders of Allowed Claims in Class 1b are not impaired. Each holder of an Allowed Secured Claim in Class 1b is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

                  (b) Treatment. On the Effective Date, or a later date pursuant to agreement between CFN and Greenwich, all Greenwich Whole Loan Purchase Facility Secured Claims, if any, shall, at the Debtors' sole option, be (i) paid in full in Cash, (ii)

Reinstated with Greenwich retaining its Liens upon the Greenwich Collateral in accordance with the Greenwich Security Agreement, or (iii) satisfied by returning to Greenwich the Greenwich Collateral securing such Greenwich Whole Loan Purchase Facility Secured Claims.

                  Section 5.03 Class 2a: MBIA Claims.

                  (a) Impairment. Holders of Allowed Claims in Class 2a are not impaired. Each holder of an Allowed Secured Claim in Class 2a is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

                  (b) Treatment. On the Effective Date, the MBIA Claims, if any, shall receive the treatment for those claims and shall receive Liens on the MBIA Reserve Account all as described in and provided by the MBIA Agreement.

                  Section 5.04 Class 2b: FGIC Claims.

                  (a) Impairment. Holders of Allowed Claims in Class 2b are not impaired. Each holder of an Allowed Secured Claim in Class 2b is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

                  (b) Treatment. On the Effective Date, the FGIC Claims, if any, shall receive the treatment for those claims and shall receive Liens on the FGIC Reserve Account all as described in and provided by the FGIC Agreement.

                  Section 5.05 Class 3: Other Secured Claims.

                  (a) Impairment. Holders of Allowed Claims in Class 3 are not impaired. Each holder of an Allowed Secured Claim in Class 3 is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

                  (b) Treatment. At the sole option of the Debtors, the Liquidating Trustee or the Plan Administrator, as the case may be, on the later of (x) the Effective Date, or (y) for Claims in Class 3 that were Disputed Claims and have become Allowed Secured Claims, the Quarterly Distribution Date, or as soon thereafter as is practicable, such Allowed Secured Claim shall: (i) be Reinstated; or (ii) receive the Collateral securing such Allowed Secured Claim; or (iii) receive Cash in an amount, not to exceed the Allowed amount of such Claim, equal to the proceeds actually realized from the sale of any Collateral securing such Claim, less the actual costs and expenses of disposing of such Collateral; or (iv) receive such other treatment as may be agreed upon by the Debtors, the Liquidating Trustee, or the Plan Administrator, as the case may be, and the holder of an Allowed Secured Claim. In the event that the Debtors, the Liquidating Trustee or the Plan Administrator, elect, pursuant to option (ii) above, to distribute to the holder of an Allowed Secured Claim, the Collateral securing such Allowed Secured Claim, the holder of such Allowed Secured Claim may request that the Liquidating Trustee or the Plan Administrator
(a) attempt to sell the Collateral securing the Allowed Secured Claim, or (b) abandon such Collateral. In the event that the Liquidating Trustee or the Plan Administrator honors such a request and attempts to sell such Collateral securing such Allowed Secured Claim or abandon such Collateral, all expenses relating thereto, including, but not limited to, storage expenses, shall be borne by the holder of the Allowed Secured Claim. Notwithstanding the foregoing, the Liquidating Trustee or the Plan Administrator retains the right to decline to honor a request by the holder of an Allowed Secured Claim to attempt to sell such Collateral.

                  Section 5.06 Class 4: Priority Claims.

                  (a) Impairment. Holders of Allowed Claims in Class 4 are not impaired. Each holder of an Allowed Priority Claim in Class 4 is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

                  (b) Treatment. Each holder of an Allowed Claim in Class 4 shall receive Cash in an amount equal to the amount of such Allowed Claim on the later of (i) the Effective Date, or (ii) for Claims in Class 4 that were Disputed Claims and have become Allowed Claims, the Quarterly Distribution Date, or as soon thereafter as is practicable.

                  Section 5.07 Class 5a: Bank Group Claims, Senior Notes Claims, and General Unsecured Claims against Debtors other than the Settlement Debtors.

                  (a) Impairment. Holders of Allowed Claims in Class 5a are impaired and are entitled to vote to accept or reject the Plan.

                  (b) Treatment. Subject to this Section 5.07 and Section 5.09, on either (i) the Effective Date or as soon thereafter as practicable, or (ii) the Quarterly Distribution Date for Claims in Class 5a that were Disputed Claims and have become Allowed Class 5a Claims, or as soon thereafter as is practicable, each holder of an Allowed Claim in Class 5a shall receive a Ratable Share of (a) Class 5 Cash, and (b) 986,000,000 Liquidating Trust Units representing an undivided interest in the Trust Assets transferred to the Liquidating Trust by the Debtors pursuant to the Plan and the Liquidating Trust Agreement.

                  (c) Unofficial Committees Fees. Upon the Effective Date, the Unofficial Noteholders' Committee Fees and the Bank Group Committees Fees shall be paid by the Debtors to the extent such fees have not been paid by the respective members of such committees. The aggregate amount of Class 5 Cash otherwise distributable to the holders of Allowed Senior Notes Claims and Allowed Bank Group Claims in accordance with Section 5.07(b) hereof shall be reduced, in an amount equal to the Unofficial Noteholders' Committee Fees and Bank Group Committee Fees, respectively. After the Effective Date, the fees and expenses of the Unofficial Committees in furtherance of implementation or effectuation of the Plan shall be paid by Liquidating Trust.

                  Section 5.08 Class 5b: General Unsecured Claims against the Settlement Debtors

                  (a) Impairment. Holders of Allowed Claims in Class 5b are impaired and are entitled to vote to accept or reject the Plan.

                  (b) Treatment. Subject to this Section 5.08 and Section 5.09, on either (i) the Effective Date or as soon thereafter as practicable, or (ii) the Quarterly Distribution Date for Claims in Class 5b that were Disputed Claims and have become Allowed Class 5b Claims, or as soon thereafter as is practicable, each holder of an Allowed Claim in Class 5b shall receive a Ratable Share of (a) Class 5 Cash and (b) 986,000,000 Liquidating Trust Units representing an undivided interest in the Trust Assets transferred to the Liquidating Trust by the Debtors pursuant to the Plan and the Liquidating Trust Agreement.

                  (c) Settlement Debtors Premium. In addition to the Distribution provided for in Section 5.08(b) and Section 5.09(a), on the Initial Distribution Date, a Ratable Share of the Settlement Debtors Premium Initial Distribution shall be distributed to holders of Allowed Class 5b Claims and the Disputed Claims Reserve Trust on account of Disputed Class 5b Claims. Thereafter, the remaining Settlement Debtors Premium (i.e., the Settlement Debtors Premium minus the Settlement Debtors Premium Initial Distribution) shall be distributed, when practicable, on Quarterly Distribution Dates, in accordance with the Settlement Debtors Premium Adjustment. For the purpose of calculating such Ratable Share, only the aggregate Face Amount of Allowed Class 5b Claims and Disputed Class 5b Claims shall be included in the denominator of the equation.

                  Section 5.09 Class 5: Miscellaneous Distribution Provisions

                  (a) Preference Stipulation. In addition to the Distribution provided for in Section 5.07(b) and Section 5.08(b) hereof, each holder of an Allowed General Unsecured Claim shall receive a Ratable Share of the funds to be distributed to such holders pursuant to the Preference Stipulation. For the purpose of calculating such Ratable Share, only the aggregate Face Amount of Allowed General Unsecured Claims and Disputed General Unsecured Claims shall be included in the denominator of the equation.

                  (b) Creditors Electing Convenience Class Treatment. Each holder of an Allowed General Unsecured Claim may elect on its Ballot, contemporaneously with such holder's vote to accept or reject the Plan, to be included in Class 6 rather than Class 5 and receive the Distributions provided for in Section 5.10 hereof. In addition, within sixty (60) days after the Effective Date, the Liquidating Trustee may inquire of holders of General Unsecured Claims who did not make the Convenience Class election on their Ballot as to whether such holders desire to receive Convenience Class treatment for their Allowed General Unsecured Claims. Holders of Disputed Class 5 Claims that become Allowed Class 5 Claims after the Confirmation Date may request to have such Allowed Claims receive Convenience Class treatment under the Plan. The Plan Administrator shall have discretion as to whether to honor such request.

                  Section 5.10 Class 6: Convenience Claims.

                  (a) Impairment. Holders of Allowed Claims in Class 6 are not impaired. Each holder of an Allowed Class 6 Claim is not entitled to vote to accept or reject this Plan.

                  (b) Treatment. Each holder of an Allowed Convenience Claim in Class 6 shall receive Cash in an amount equal to the lesser of (a) one-hundred percent (100%) of such Allowed Convenience Claim or (b) $1,000 on the later of
(i) the Effective Date or as soon thereafter as practicable, or (ii) for Claims in Class 6 that were Disputed Claims and have become Allowed Claims, the Quarterly Distribution Date, or as soon thereafter as is practicable.

                  Section 5.11 Class 7: Subordinated Claims.

                  (a) Impairment. Holders of the Subordinated Claims in Class 7 are impaired. For purposes of the Plan, each holder of a Subordinated Claim in Class 7 is conclusively presumed to have rejected this Plan and is not entitled to vote to accept or reject this Plan.

                  (b) Treatment. Holders of Subordinated Claims shall receive no Distribution under the Plan.

                  Section 5.12 Class 8: Equity Interests.

                  (a) Impairment. The holders of the Equity Interests in Class 8 are impaired. For purposes of the Plan, each holder of an Equity Interest in Class 8 is conclusively presumed to have rejected this Plan and is not entitled to vote to accept or reject this Plan.

                  (b) Treatment. Holders of Equity Interests in Class 8 shall receive no Distribution under the Plan and the Old Common Stock shall be cancelled.

                                  ARTICLE VI.
                 ESTABLISHMENT OF TRUSTS; IMPLEMENTATION OF PLAN

                  Section 6.01 The Liquidating Trust.

                  (a) Establishment of the Trust. On the Effective Date, the Debtors, on their own behalf and on behalf of holders of Allowed Class 5 Claims, shall execute the Liquidating Trust Agreement and shall take all other steps necessary to establish the Liquidating Trust. The Liquidating Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to govern the rights, powers, obligations and appointment and removal of the Liquidating Trustee and to ensure the treatment of the Liquidating Trust as a liquidating trust for federal income tax purposes. On the Effective Date, the Debtors shall transfer (as described in Section 6.01(c) hereunder) to the

Liquidating Trust all of their right, title, and interest in all of the Trust Assets, including, among others, Cash (less any Cash transferred to the Disputed Claims Reserve Trust as required by Section 6.04 hereof), Distributed ESRs, Causes of Action and the stock of the Surviving Special Purpose Entities, free and clear of any Lien, Claim or Interest in such property of any other Person or entity except as provided in this Plan. Title to all Trust Assets shall vest in the Liquidating Trust on the Effective Date. The Debtors or such other Persons that may have possession or control of such Trust Assets shall transfer possession or control of such Trust Assets to the Liquidating Trustee and shall execute documents or instruments necessary to effectuate such transfers. For tax reporting purposes, the Liquidating Trust shall report on a December 31 fiscal year.

                  (b) Purpose of the Liquidating Trust. The Liquidating Trust shall be established for the sole purpose of liquidating the Trust Assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. Subject to definitive guidance from the IRS, all parties shall treat the Liquidating Trust as a liquidating trust for all federal income tax purposes.

                  (c) Transfer of Assets.

                  (i) The transfer of the Trust Assets to the Liquidating Trust shall be made, as provided herein, for the benefit of the holders of Allowed Class 5 Claims, whether allowed on or after the Effective Date. In this regard, the Trust Assets will be transferred to such holders of Allowed Class 5 Claims and, in respect of any Disputed Claims to the Disputed Claims Reserve Trust, to be held, in each case, by the Debtors on their behalf. Immediately thereafter, on behalf of holders of Allowed Class 5 Claims, the Debtors shall transfer such Trust Assets to the Liquidating Trust in exchange for Liquidating Trust Units for the benefit of holders of the Allowed Class 5 Claims in accordance with the Plan. The Liquidating Trustee shall then distribute the Liquidating Trust Units to the holders of the Allowed Class 5 Claims in exchange for their claims and to the Plan Administrator (to be held in the Disputed Claims Reserve Trust for the benefit of holders of Disputed Claims), subject to the conditions set forth in the Liquidating Trust Agreement. Upon the transfer of the Trust Assets, the Debtors shall have no further interest in or with respect to the Trust Assets or the Liquidating Trust.

                  (ii) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee, the holders of Allowed Class 5 Claims, and the Plan Administrator) shall treat the transfer of Trust Assets to the Liquidating Trust, in accordance with the terms of the Plan, as a transfer to the holders of Allowed Class 5 Claims (and in respect of any Disputed Claims, to the Plan Administrator) followed by a transfer by such holders to the Liquidating Trust, and the beneficiaries of the Liquidating Trust (or Disputed Claims Reserve Trust) shall be treated as the grantors and owners thereof.

                  (d) Valuation of Assets. As soon as possible after the Effective Date, but in no event later than sixty (60) days thereafter, (i) the Liquidating Trust Committee shall inform, in writing, the Liquidating Trustee of the fair market value of the Trust Assets transferred to the Liquidating Trust, based on the good faith determination of the

Liquidating Trust Committee, and (ii) the Liquidating Trustee shall apprise the record holders of the Liquidating Trust Units in writing solely of such valuation. The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Liquidating Trustee, the holders of Allowed Class 5 Claims and the Plan Administrator) for all federal income tax purposes.

                  (e) Termination. The Liquidating Trust shall terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Liquidating Trust if it is necessary to the liquidation of the Trust Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the trust as a liquidating trust within the meaning of Treas. Reg. ss.301.7701-4(d) for federal income tax purposes.

                  Section 6.02 Appointment of Liquidating Trustee and Liquidating Trust Committee. On or prior to the Confirmation Date, the Bank Group Committee and the Unofficial Noteholders' Committee shall appoint a Liquidating Trustee and Liquidating Trust Committee in accordance with the provisions set forth in the Liquidating Trust Agreement. Subject to Section 1.7 of the Liquidating Trust Agreement, the Liquidating Trustee or any individual appointed to the Liquidating Trust Committee may serve on any of the boards of directors of the Surviving Special Purpose Entities. The individuals who serve on the Liquidating Trust Committee may also serve on the Plan Administration Committee. The same person who serves as Liquidating Trustee may also serve in a separate capacity as the Plan Administrator. The compensation for each member of the Liquidating Trust Committee shall be as set forth in the Liquidating Trust Agreement. The Liquidating Trustee shall be deemed the Estates' representative in accordance with Section 1123 of the Bankruptcy Code and shall have all powers, authority and responsibilities specified in the Liquidating Trust Agreement incorporated herein, including, without limitation, the powers of a trustee under Sections 704 and 1106.

                  Section 6.03 Liquidating Trust Units, Applicability of Securities Laws and Reporting Requirements.

                  (a) Securities Laws. Under section 1145 of the Bankruptcy Code, the issuance of Liquidating Trust Units under the Plan shall be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

                  (b) Transferability. Upon issuance thereof, the beneficial interests represented by the Liquidating Trust Units shall be transferable. The Liquidating Trustee, with the advice and consent of the Liquidating Trust Committee, shall establish procedures to govern the registration and transfer of Liquidating Trust Units and shall notify all record holders and the Persons on the Special Notice List once such procedures have been established. The Liquidating Trustee shall not seek to have the Liquidating Trust Units listed on a nationally recognized stock exchange after the Effective Date.

                  (c) Special Notice List. Any interested Person who provides the Liquidating Trustee with written notice of their request to receive notice of Liquidating Trust activities shall be included on the Special Notice List maintained by the Liquidating Trustee for such purposes.

                  (d) Notice on Web Site. In addition to the requirements of 6.03(c) above, the Liquidating Trustee shall establish, as soon as reasonably practicable, and maintain a web site for the purpose of providing notice of Liquidating Trust activities. Subject to providing notice to the Special Notice List, the posting of such activities on the web site shall be in lieu of providing actual notice to holders of Liquidating Trust Units.

                  Section 6.04 Disputed Claims Reserve Trust.

                  (a) Establishment of Disputed Claims Reserve Trust. On the Effective Date, and after making all Distributions required to be made on the Effective Date, the Debtors shall execute the Plan Administration Agreement and establish the Disputed Claims Reserve Trust which shall be administered by the Plan Administrator. For tax reporting purposes the Disputed Claims Reserve Trust shall report on a December 31 Fiscal Year.

                  (b) [Intentionally Omitted]

                  (c) Appointment of Plan Administrator and Plan Administration Committee. On or prior to the Confirmation Date, the Bank Group Committee and the Unofficial Noteholders' Committee shall appoint the Plan Administrator and Plan Administration Committee as provided in the Plan Administration Agreement. The Plan Administrator and the Plan Administration Committee shall have the powers, authority and responsibilities as set forth in the Plan Administration Agreement which is incorporated as if fully set forth herein. The person who serves as the Liquidating Trustee may also serve in a separate capacity as the Plan Administrator. The individuals who serve on the Liquidating Trust Committee may also serve on the Plan Administration Committee. The Plan Administrator, any individual appointed to the Plan Administration Committee, or any agent or employee of such persons, may serve on the boards of directors of the surviving Special Purpose Entities. Compensation for each member of the Plan Administration Committee shall be as set forth in the Plan Administration Agreement. The Plan Administrator, under the direction of the Plan Administration Committee, shall (i) hold and administer the Disputed Claims Reserve Trust, (ii) object to, settle or otherwise resolve Disputed Claims,
(iii) make Distributions to holders of Disputed Claims that subsequently become Allowed Claims in accordance with the Plan, (iv) make Distributions of the Settlement Debtors Premium (less the Settlement Debtors Premium Initial Distribution) to holders of General Unsecured Claims against the Settlement Debtors in accordance with the Plan, (v) distribute any remaining assets of the Disputed Claims Reserve Trust, after resolving all Disputed Claims, to holders of Liquidating Trust Units for Ratable distribution and (vi) wind up the remaining affairs of and dissolve the Debtors.

                  (d) Transfer of Assets. On the Effective Date, the Debtors shall fund the Disputed Claims Reserve Trust with Liquidating Trust Units and Cash in an amount to be determined by the Liquidating Trustee, Plan Administrator and, the Unofficial Committees' financial advisors, with the advice of the Debtors for (a) the costs and expenses projected to be incurred in connection with the resolution of Disputed Claims and the Distribution of the proceeds thereof, in accordance with the Plan, (b) costs and expenses projected to be incurred in connection with the winding up of the affairs of the Debtors and their dissolution and (c) the reasonable compensation of the Plan Administrator and the Plan Administration Committee. Cash and other property shall be placed into the Disputed Claims Reserve Trust and the Cash shall be held in separate interest bearing accounts in trust by class for the benefit of the holders of Allowed Claims entitled thereto under the terms of the Plan. Any payment made to the holder of an Allowed Claim which was previously a Disputed Claim from the Disputed Claims Reserve Trust, shall include any accrued interest thereon, at the rate earned in such interest bearing account less any expenses, including, without limitation, applicable taxes. The Disputed Claims Reserve Trust shall be terminated by the Plan Administrator, upon the filing with the Bankruptcy Court of a written certification of the Plan Administrator that all Distributions and other dispositions of all Cash and/or Liquidating Trust Units required herein to be made have been made in accordance with the terms of this Plan. Such written certification shall be sent by the Plan Administrator to the Liquidating Trustee within 15 days of the satisfaction of the condition set forth in the immediately preceding sentence. With respect to the Liquidating Trust Units held in the Disputed Claims Reserve Trust, neither the Plan Administrator, nor any other party, shall be entitled to vote any of the Liquidating Trust Units held in the Disputed Claims Reserve Trust. In the event that any matter requires the approval of the holders of Liquidating Trust Units prior to the Distribution of the Liquidating Trust Units held in the Disputed Claims Reserve Trust, solely with respect to such vote, the Liquidating Trust Units held by the Plan Administrator shall be deemed not to have been issued. The Plan Administrator shall hold in reserve the Settlement Debtors Premium (less the Settlement Debtors Premium Initial Distribution which had previously been distributed in accordance with Section 5.08(c) of the Plan) and any proceeds or Distributions thereof, which proceeds shall be held in the Disputed Claims Reserve Trust pending Distribution in accordance with Section 5.08(c) of the Plan.

                  (e) Net Liquidating Trust Recovery/Affirmative Obligations:

                  (i) Net Judgment. Notwithstanding anything contained herein to the contrary, in the event that any creditor or a defendant in a litigation brought by the Liquidating Trustee for and on behalf of the Liquidating Trust (a "Defendant") (1) is required by a Final Order to make payment to the Liquidating Trust (the "Judgment

Amount"), and (2) has a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law, has a claim for contribution or reimbursement or has incurred costs and expenses which would give rise to an enforceable claim against the Debtors or the Liquidating Trust (other than Subordinated Claims), each as determined by a Final Order (the aggregate amount of all such rights, claims, costs and expenses being referred to herein as the "Offset Amount"), such Defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Offset Amount.

                  (ii) Affirmative Obligations. Notwithstanding anything contained herein to the contrary, in the event that a Defendant (1) has an Offset Amount and (2) the Offset Amount is in excess of the Judgment Amount, if any, (i) the Judgment Amount shall be setoff against the Offset Amount and shall not be paid to the Liquidating Trust by such Defendant and (ii) the Defendant shall be deemed to have a Disputed Claim that has become an Allowed Claim (in the amount of the excess of the Offset Amount over the Judgment Amount) and shall be entitled to receive the appropriate distribution from the Disputed Claims Reserve Trust and subsequent Distributions from the Liquidating Trust in accordance with the class of Claim as provided for under this Plan, and (iii) the Liquidating Trust shall have no liability with respect to such Offset Amount. In the event that the Disputed Claims Reserve Trust contains insufficient Cash and/or Liquidating Trust Units on account of Offset Amounts, then the Liquidating Trust may transfer Cash and/or Liquidating Trust Units to the Disputed Claims Reserve Trust for the benefit of any Defendant as if the Offset Amount was a Disputed Claim. Any Defendant having an a Disputed Claim which has become Allowed under this Section shall not be permitted to recover thereon by execution, levy or similar procedures in respect to any judgment allowing such Claim but shall receive a Distribution on account of such claim in accordance with the terms of this Plan on the Quarterly Distribution Date immediately after such judgment becomes final.

                  Section 6.05 Distributions To Holders Of Claims And Interests.

                  (a) Initial Distributions. On the Initial Distribution Date, the Liquidating Trustee shall make a Distribution to: (i) each holder of an Allowed Claim in an amount equal to its Ratable Share (calculated as of the applicable Initial Distribution Date) of Cash and/or Liquidating Trust Units in accordance with the terms of the Plan; (ii) each Paying Agent in an amount equal to the aggregate Ratable Share (calculated as of the Initial Distribution Date) of Cash or Liquidating Trust Units in accordance with the terms of the Plan, that such Paying Agent shall distribute to holders of Allowed Claims in the relevant Class; and (iii) if applicable, the Disputed Claims Reserve Trust in an amount equal to the remaining Cash and Liquidating Trust Units allocated in accordance with the terms of this Plan. Subject to Section 6.05(b) below, the amount of Cash to be paid on the Initial Distribution Date to holders of Allowed Claims will be calculated as if each Disputed Claim were an Allowed Claim in its Face Amount.

                  (b) Estimation of Claims. The Plan Administrator may, at any time, request that the Bankruptcy Court estimate any Claim subject to estimation under section 502(c) of the Bankruptcy Code and for which the Debtors may be liable under this Plan, including any Claim for taxes, to the extent permitted by section 502(c) of the Bankruptcy Code, regardless of whether any party in interest previously objected to such Claim; and the Bankruptcy Court will retain jurisdiction to estimate any Claim pursuant to section 502(c) of the Bankruptcy Code at any time during litigation concerning any objection to any Claim. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Plan Administrator may elect to pursue any supplemental proceedings to object to any ultimate allowance on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

                  (c) Resolution of Disputed Claims. No Distribution or payment shall be made on account of a Disputed Claim until such Disputed Claim becomes an Allowed Claim. No Distribution or payment shall be made to any holder of an Allowed General Unsecured Claim who is also a potential defendant in an avoidance action under chapter 5 of the Bankruptcy Code. For purposes of the Plan, such Distribution or payment on account of such Allowed General Unsecured Claim shall be held in the Disputed Claims Reserve Trust as if it were a Disputed Claim. Unless otherwise ordered by the Bankruptcy Court, after the Effective Date, the Plan Administrator, under the direction of the Plan Administration Committee, shall have the exclusive right to make and file objections to and settle, compromise or otherwise resolve Disputed Claims, except that as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, objections may be made in accordance with the applicable Bankruptcy Rules by parties-in-interest. The Plan Administrator shall file and serve a copy of each objection upon the holder of the Claim to which an objection is made and the Liquidating Trustee, as soon as practicable, but in no event later than (i) one hundred-twenty days after the Effective Date, or (ii) such other time as may be fixed or extended by the order of the Bankruptcy Court. After the Effective Date, the Plan Administrator may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Liquidating Trustee shall have standing and be entitled to contest the settlement, compromise or resolution of any Disputed Claim.

                  (d) Distributions when a Disputed Claim Becomes an Allowed Claim; or when a Disputed Claim is Subsequently Disallowed. On the first Quarterly Distribution Date from and after the Initial Distribution Date, or as soon thereafter as practicable, the Plan Administrator shall make Ratable Distributions, in accordance with the provisions of this Plan (calculated as of such Quarterly Distribution Date), of Cash and/or Liquidating Trust Units reserved for any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter, to the holder of such Allowed Claim or the relevant Paying Agent, as the case may be. Holders of Disputed Claims that are ultimately Allowed will also be entitled to receive any Distributions received on and after the Effective Date on account of the Liquidating Trust Units distributed to such holder on account of its Allowed Claim. Any Distributions held in the Disputed Claims Reserve Trust for the benefit of a holder of a Disputed Claim, which is subsequently

Disallowed, in whole or part, shall be distributed, on an Annual Distribution Date, on a Ratable basis to holders of Liquidating Trust Units and to the Disputed Claims Reserve Trust on account of Disputed Claims as if such amounts had been distributed on the Effective Date. The Liquidating Trustee shall assist the Plan Administrator in making the Distributions required under the preceding sentence to such holders of Liquidating Trust Units.

                  (e) Additional Quarterly Distributions on Account of Liquidating Trust Units. On each Quarterly Distribution Date, the Liquidating Trustee shall distribute from the Liquidating Trust to each holder of a Liquidating Trust Unit, or to the relevant Paying Agent, as the case may be, on account of such Liquidating Trust Unit a Ratable Share of Available Cash. Notwithstanding anything to the contrary in the Plan or the Liquidating Trust Agreement, no Distribution shall be made on any Quarterly Distribution Date, unless the aggregate Distribution on such Quarterly Distribution Date would be in excess of $5,000,000 in value; provided, however, that the Liquidating Trustee will be obligated to distribute all Available Cash on each Annual Distribution Date if the aggregate Distribution on such date would be in excess of $10,000 in value.

                  (f) Late Claims. Except as otherwise expressly provided in this Plan, any Claim not deemed filed pursuant to section 1111(a) of the Bankruptcy Code or timely filed pursuant to the Bankruptcy Code, Bankruptcy Rules or any applicable order of the Court, shall (a) not be treated as an Allowed Claim; and (b) be expunged from the Claims register in the Chapter 11 Cases without need for any further notice, motion, objection or order.

                  Section 6.06 Miscellaneous Distribution Provisions.

                  (a) Method of Cash Distributions. Cash payments made pursuant to the Plan shall be in United States dollars by checks drawn on a domestic bank selected by the Liquidating Trustee or Plan Administrator, as the case may be, or by wire transfer from a domestic bank, at the option of the Liquidating Trustee or Plan Administrator, as the case may be; provided, however, that cash payments made to foreign creditors, if any, holding Allowed Claims may be paid, at the option of the Liquidating Trustee or Plan Administrator, as the case may be, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  (b) Distributions on Non-Business Days. Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

                  (c) Accrual of Postpetition Interest. Unless otherwise provided for in the Plan, no holder of a pre-petition Allowed Claim shall be entitled to the accrual of interest on account of such Claim.

                  (d) No Distribution Pending Allowance. Notwithstanding any other provision of this Plan, no Cash or other property shall be distributed under this Plan on account of any Disputed Claim, unless and until such Claim becomes an Allowed Claim.

No Distribution or payment shall be made to any holder of an Allowed General Unsecured Claim who is also a potential defendant in an avoidance action under chapter 5 of the Bankruptcy Code. Notwithstanding this section, a Distribution to such potential defendant shall not constitute a waiver of any rights of the Debtors or the Liquidating Trustee, as the case may be. For purposes of the Plan, such Distribution or payment on account of such Allowed General Unsecured Claim shall be held in the Disputed Claims Reserve Trust as if it were a Disputed Claim.

                  (e) No Distribution of Fractional Liquidating Trust Units. Notwithstanding any other provisions of the Plan, only whole numbers of Liquidating Trust Units shall be issued. When any Distribution on account of an Allowed Claim would otherwise result in the issuance of a number of Liquidating Trust Units that is not a whole number, any Fractional Liquidating Trust Units that otherwise would have been distributed shall be rounded up or down, as applicable. Notwithstanding the foregoing, if a Person holds more than one Claim, the Fractional Liquidating Trust Units that such Person otherwise would be entitled to on account of each such Claim held by such Person shall be aggregated and, after taking into account such aggregation, such Person shall receive on account thereof (in addition to any whole number of Liquidating Trust Units or other Distribution such Person is entitled to under this Plan prior to such aggregation) any resulting whole number of shares of Liquidating Trust Units with any remaining Fractional Liquidating Trust Units subject to rounding up or down, as applicable.

                  (f) No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution (of a value set forth herein or in the Disclosure Statement) in excess of the Allowed amount of such Claim, except that the foregoing shall not limit holders of Disputed Claims from receiving accrued interest as provided in this Plan, if such holders Disputed Claims become Allowed.

                  Section 6.07 De Minimis Distributions. Notwithstanding Section 6.05(e) of the Plan, if the amount of Cash to be distributed to the holder of an Allowed Claim or a Liquidating Trust Unit, as the case may be, is less than $25, the Liquidating Trustee or the Plan Administrator, as the case may be, may hold the Cash Distributions to be made to such holder until the aggregate amount of Cash to be distributed to such holder is in an amount equal to or greater than $25 if the Liquidating Trustee or the Plan Administrator, as the case may be, determines that the cost to distribute such Cash is unreasonable in light of the amount of Cash to be distributed. Notwithstanding the preceding sentence, if the amount of Cash Distribution to such holder never aggregates to more than $25, then on the final Distribution Date, the Liquidating Trustee or the Plan Administrator, as the case may be, may distribute such Cash to the holder entitled thereto.

                  Section 6.08 Setoffs. The Debtors, the Liquidating Trustee or the Plan Administrator, as the case may be, are authorized, pursuant to section 553 of the Bankruptcy Code, to set off against any Allowed Claim and the Distributions to be made on account of such Allowed Claim, the claims, rights and Causes of Action of any nature that the Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claims, rights and Causes of Action that the Debtors may possess against such holder.

                  Section 6.09 Intercompany Claims. In accordance with the Compromise and Settlement provided for herein, the Intercompany Claims shall be deemed released, waived and discharged as of the Effective Date.

                  Section 6.10 Unclaimed Property.

                  (a) Escrow of Unclaimed Property. Unclaimed Property (and all interest, dividends, and other Distributions thereon) shall be delivered promptly to the Liquidating Trustee or Plan Administrator, as the case may be, by each Paying Agent. The Liquidating Trustee or Plan Administrator, as the case may be, shall deposit such Unclaimed Property in trust (for the benefit of the holders of Allowed Claims entitled thereto under the terms of this Plan) in a subaccount of the Liquidating Trust or the Disputed Claims Reserve Trust, as the case may be. For a period of one year following the Effective Date, Unclaimed Property, including any interest, dividends, and other Distributions thereon shall be: (i) held in such subaccount solely for the benefit of the holders of Allowed Claims that have failed to claim such property; and (ii) released from such subaccount and delivered to the holder of an Allowed Claim upon presentation of proper proof by such holder of its entitlement thereto. The Liquidating Trustee or Plan Administrator, as the case may be, shall pay, or cause to be paid, out of the funds held in the Liquidating Trust or the Disputed Claims Reserve Trust, as the case may be, including, without limitation, the subaccount, any tax imposed by any federal, state or local taxing authority on the income generated by the funds held in such subaccount. The Liquidating Trustee or the Plan Administrator, as the case may be, shall also file, or cause to be filed any tax or information return related to such accounts. All Cash held in each such subaccount shall be invested in accordance with section 345 of the Bankruptcy Code, as modified by the relevant Orders of the Court for investments made by the Debtors during the Chapter 11 Cases. The earnings on such investments shall be held in trust as an addition to the balance of the subaccount for the benefit of the holders of Allowed Claims entitled to such Unclaimed Property, and shall not constitute property of the Liquidating Trust.

                  (b) Distribution of Unclaimed Property. At the end of one year following the relevant Distribution Date of Cash and/or Liquidating Trust Units, the holders of Allowed Claims theretofore entitled to Unclaimed Property shall cease to be entitled thereto (such holders, the "Unclaimed Holders"), and the Unclaimed Property for each Unclaimed Holder shall then be distributed on a Ratable basis to the holders of Liquidating Trust Units in accordance with this Plan.

                  Section 6.11 Exemption from Transfer Taxes. Pursuant to
section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery, making, filing, or recording of any deed or other instrument of transfer, or the issuance, transfer, or exchange of any security, including, without limitation, the Liquidating Trust Units, under, in furtherance of, or in connection with this Plan, whether arising prior or subsequent to the Confirmation Date, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by this Plan shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax, including, but not limited to, any transfers of assets to the Liquidating Trust or Disputed Claims Reserve Trust on or shortly after the Effective Date by the Debtors, holders of Allowed Claims or the Plan Administrator.

                  Section 6.12 Cancellation of Capital Stock. As of the Effective Date, by virtue of the Plan and in all events without any action on the part of the holders thereof, each share of Old Common Stock issued and outstanding or held in treasury, shall be cancelled and retired and no consideration will be paid or delivered with respect thereto. Notwithstanding anything herein to the contrary, holders of Old Common Stock shall not be required to surrender such stock to the Debtors.

                  Section 6.13 Cancellation of Senior Notes and Agreements. On the Effective Date, except as otherwise provided for in the Plan, the Senior Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors (the "Instruments") will be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court, or any Person including, but not limited to, governmental agencies. The holders of such cancelled Senior Notes and Instruments will have no claims against the Debtors for payment of such Senior Notes or Instruments, except for the rights provided pursuant to the Plan, including, without limitation, the rights provided for pursuant to Section 5.07(b).

                  Following the Effective Date, holders of Senior Notes will receive from the respective indenture trustee, agent, servicer or the Liquidating Trustee, specific instructions regarding the time and manner in which the Senior Notes are to be surrendered, if requested by the Liquidating Trustee. The Initial Distribution under this Plan in respect of Allowed Senior Notes Claims (after giving effect to Section 5.07(c) of the Plan) shall be made to the Indenture Trustee for the benefit of such holders, and shall be subject to any rights or liens that the Indenture Trustee may have for fees, costs, expenses and indemnification under the respective Indentures or other agreement. All Distributions subsequent to the Initial Distribution shall be made pursuant to the Liquidating Trust Agreement or the Plan Administration Agreement, as the case may be.

                  Any Senior Note which is lost, stolen, mutilated or destroyed, shall be deemed surrendered when the holder of a Claim based thereon delivers to the applicable indenture trustee, agent, servicer or the Liquidating Trustee (a) evidence satisfactory to the indenture trustee, agent, servicer or the Liquidating Trustee of the loss, theft, mutilation or destruction of such instrument or certificate, and (b) such security or indemnity as may be required by the indenture trustee, agent, servicer or the Liquidating Trustee to hold each of them harmless with respect thereto.

                  Each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent or a servicer, shall continue in effect solely for the purposes of (a) allowing such indenture trustee, agent or servicer to make the Distributions to be made on account of such Claims under this Plan,

(b) permitting such indenture trustee, agent or servicer to maintain any rights or liens it may have for fees, costs, expenses and indemnification under such indenture or other agreement and to be paid or reimbursed for such prepetition and postpetition fees, costs, expenses and indemnification only from the Distributions (until payment in full of such fees, costs, expenses or indemnification) that are governed by the respective indenture or other agreement in accordance with the provisions set forth therein; provided, however, that the foregoing shall not affect the discharge of Debtors' liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to the Debtors or the Liquidating Trust.

                  Nothing herein shall constitute a waiver or affect the ability of holders of Senior Notes or Instruments to assert claims on account of the Senior Notes or Instruments against third parties.

                  Section 6.14 Disputed Payments. If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Liquidating Trustee or Plan Administrator, as the case may be, or relevant Paying Agent may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account to be held in trust for the benefit of such holder and shall not constitute property of the Debtors, their Estates or the Liquidating Trust. Such Distribution shall be held in escrow until the disposition thereof shall be determined by order of the Bankruptcy Court or other court of competent jurisdiction or by written agreement among the interested parties to such dispute.

                  Section 6.15 Withholding Taxes. In connection with the Plan, to the extent applicable, the Liquidating Trustee and Plan Administrator shall comply with all withholding and reporting requirements imposed on it by federal, state and local taxing authorities, and all Distributions shall be subject to such withholding and reporting requirements.

                  Section 6.16 Obligations Incurred After the Confirmation Date. Payment obligations incurred after the date and time of entry of the Confirmation Order, including, without limitation, the fees and expenses of Professionals, shall not be subject to application or proof of claim and may be paid by the Debtors or the Liquidating Trustee, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval.

                  Section 6.17 Instructions to Liquidating Trustee or Plan Administrator. Prior to any Distribution on account of any Senior Notes, the indenture trustee, agent or servicer of the Senior Notes shall (a) inform the Liquidating Trustee or Plan Administrator, as the case may be, as to the amount of properly surrendered Senior Notes and (b) instruct the Liquidating Trustee or Plan Administrator, as the case may be, in a form and manner that the Liquidating Trustee or Plan Administrator, as the case may be, reasonably determines to be acceptable, of the names of the holders of Senior Notes with Allowed Class 5 Claims who are to receive Distributions in respect of such Allowed Class 5 Claims in exchange for properly surrendered Senior Notes.

                  Section 6.18 Record Date for Distributions to Holders of Senior Notes. At the close of business on the Confirmation Date, the transfer ledgers of the indenture trustees, agent and servicers of the Senior Notes shall be closed, and there shall be no further changes in the record holders of the Senior Notes. The Debtors, the Liquidating Trust, the Liquidating Trustee, and the indenture trustees, agents and servicers for such Senior Notes shall have no obligation to recognize any transfer of such Senior Notes occurring after the Confirmation Date. The Debtors, the Liquidating Trust, the Liquidating Trustee, and the indenture trustees, agents and servicers for such Senior Notes shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Confirmation Date.

                  Section 6.19 Dissolution. From and after the Effective Date, the Plan Administrator shall use its reasonable best efforts to dissolve the Debtors and any affiliates of the Debtors that are not surviving Special Purpose Entities as quickly as is reasonably practical. In that connection, the Plan Administrator shall prepare and file all corporate resolutions, statements, notices, tax returns and other documents necessary to accomplish their dissolution, and the Confirmation Order shall provide for the appointment of the Plan Administrator as the authorized signatory to execute on behalf of each Debtor or any Affiliate any and all documents necessary to accomplish such dissolution.

                                  ARTICLE VII.

                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

                  Section 7.01 Jurisdiction of Court. Until the Effective Date, the Court shall retain jurisdiction over the Debtors and their Estates. Thereafter, jurisdiction of the Court shall be limited to the subject matters set forth in Article XI of this Plan.

                  Section 7.02 Binding Effect. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

                  Section 7.03 Term of Injunctions or Stays. Unless otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of: (1) Final Claims Resolution Date or (2) the Effective Date.

                  Section 7.04 Rights of Action. On the Effective Date, pursuant to Section 1123(b)(3) of the Bankruptcy Code, the Liquidating Trustee shall have possession and control of the Trust Assets, and shall, pursuant to the Liquidating Trust Agreement, retain and have the right to enforce any and all present or future rights, claims or Causes of Action, against any Person and with respect to any rights of the Debtors that arose before or after the Petition Date, including, but not limited to, rights, claims and Causes of Action. All present or future rights, claims or Causes of Action against any Person that existed prior to the Effective Date are preserved and are transferred to the Liquidating Trust, including, without limitation, such claims, rights or Causes of Action identified in the Disclosure Statement. Subject to the requirements of the Liquidating Trust Agreement, the Liquidating Trustee may pursue, abandon, settle or release any or all such claims, rights or Causes of Action, as it deems appropriate. In pursuing any claim, right or Cause of Action, the Liquidating Trustee, as the representative of the Estates, shall be entitled to the extensions provided under section 108 of the Bankruptcy Code.

                  Section 7.05 Discharge.

                  (a) Scope. Except as otherwise provided in the Plan or Confirmation Order, and subject to section 1141(d)(1) of the Bankruptcy Code, when the Confirmation Order becomes a Final Order, the Plan and the Confirmation Order shall discharge, effective as of the Effective Date, all debts of, Claims against, Liens on, and Interests in each of the Debtors, their assets, or properties, which debts, Claims, Liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtors shall be effective as to each Claim or Interest, regardless of whether a proof of Claim or Interest therefor was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest shall be precluded from asserting against any Debtor formerly obligated with respect to such Claim or Interest, or against such Debtor's assets or properties, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.

                  (b) Injunction. Except as otherwise provided in the Plan or Confirmation Order, as of the Effective Date, all entities that hold a Claim that is discharged pursuant to Section 7.05(a) or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions on account of any such discharged Claims or terminated Interests or rights: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; (3) creating, perfecting or enforcing any Lien or encumbrance against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; (4) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, the Liquidating Trust, or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; and (5) commencing or continuing any action that does not comply with or is inconsistent with the Plan.

                  (c) Release of Collateral. Unless a particular Secured Claim is Reinstated or the holder thereof receives a return of its Collateral in respect of such Claim under this Plan: (i) each holder of: (A) a Secured Claim; and/or (B) a Claim that is purportedly secured, shall on or immediately before the Effective Date: (x) turn over and release to the Liquidating Trust any and all property that secures or purportedly secures such Claim; and (y) execute such documents and instruments as the Debtors or the Liquidating Trust requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to the Liquidating Trust, free and clear of all Claims and Interests, including (without limitation) Liens, charges, pledges, encumbrances and/or security interests of any kind. No Distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the Debtors or the Liquidating Trust such release of Liens. Any such holder that fails to execute and deliver such release of Liens within 180 days of the Effective Date shall be deemed to have no further Claim and shall not participate in any Distribution hereunder. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim shall not be required to execute and deliver such release of Liens until the time such Claim is Allowed or Disallowed.

                  (d) Cause of Action Injunction. On and after the Effective Date, for cause shown, (a) all Persons other than the Liquidating Trustee will be permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of, or respecting any, Claim, debt, right or Cause of Action that the Liquidating Trust retains sole and exclusive authority to pursue, in accordance with the Liquidating Trust Agreement, and (b) all Persons other than the Liquidating Trustee will be permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Causes of Action.

                  Section 7.06 Preservation of Insurance. The provisions of this Plan shall not diminish or impair in any manner the enforceability and coverage of any insurance policies that may cover Claims against the Debtors or any other Person including, without limitation, the D&O Insurance.

                                 ARTICLE VIII.

                               EXECUTORY CONTRACTS

                  Section 8.01 Executory Contracts and Unexpired Leases. As of the Effective Date, subject to Section 7.06 of the Plan, all executory contracts and unexpired leases of each Debtor shall be deemed rejected by such Debtor pursuant to the provisions of section 365 of the Bankruptcy Code, except: (a) any executory contract or unexpired lease that has been or is the subject of a motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by any of the Debtors before the Effective Date; (b) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" to be Filed by the Debtors as Exhibit E to the Plan on or before the Exhibit Filing Date; (c) any executory contract or unexpired lease assumed or assumed and assigned pursuant to the provisions of this Plan; (d) any agreement, obligation, security interest, transaction or similar undertaking that the relevant Debtor believes is not executory or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code. Notwithstanding the preceding sentence, upon agreement of the Debtors, American General Finance, Inc. ("AGFI") and American General Finance Corporation ("AGFC," and together with AGFI, "Am Gen"), the rejection of each of (i) the Loan Participation and Servicing Agreement among CFN, CMC and AGFC, dated as of September 26, 1996, (ii) the Mortgage Loan Purchase Agreement among CFN, CMC, AGFI, dated as of January 21, 1999, and (iii) the Commitment Agreement among CFN, CMC and AGFI, dated as of January 29, 1999, shall occur no earlier than 30 days from the date of the entry of the Confirmation Order, unless extended by Court Order; provided, however, that the Debtors or the Liquidating Trustee, as the case may be, shall have the discretion to reject the Am Gen Agreements prior to the expiration of such 30 days upon written notification to Am Gen with rejection effective upon mailing of such notification.

                  Section 8.02 Cure. At the election of the relevant Debtor, any monetary defaults under each executory contract and unexpired lease to be assumed under this Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (a) by payment of the default amount in Cash on the Effective Date; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding: (i) the amount of any cure payments; (ii) the ability of the Debtor that is a party thereto to provide adequate assurance of future performance under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, then the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption.

                  Section 8.03 Rejection Damages Bar Date. If the rejection by any Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease, results in a Claim, then such Claim shall be forever barred and shall not be enforceable against such Debtor or the Liquidating Trust or the properties of either of them unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, Liquidating Trustee and the Plan Administrator on or before the earlier of (i) the later of the applicable Bar Date or within thirty (30) days after the date of service of notice of entry of an order of the Court authorizing such rejection, including this Confirmation Order, (ii) thirty (30) days after such rejection becomes effective if such rejection occurred by reason of expiration of a time period fixed by the Court, or (iii) such other period set by the Court.

                  Section 8.04 Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After the Petition Date. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by any Debtor shall be performed by the Liquidating Trust. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected by entry of the Confirmation Order.

                                  ARTICLE IX.

                           CONDITIONS TO CONFIRMATION
                        AND OCCURRENCE OF EFFECTIVE DATE

                  Section 9.01 Conditions to Confirmation. This Plan may not be confirmed unless each of the conditions set forth below is satisfied. Except as provided in Section 9.03 below, any one or more of the following conditions may be waived at any time by the Debtors with the consent of each of the Unofficial Committees.

                  (a) The Disclosure Statement Order shall have been entered and be a Final Order.

                  (b) The Confirmation Order shall be in a form reasonably acceptable to the Debtors and each of the Unofficial Committees.

                  (c) the Compromise and Settlement and all other provisions embodied in this Plan shall not have been modified.

                  Section 9.02 Conditions to Occurrence of Effective Date. The Effective Date for this Plan may not occur unless each of the conditions set forth below is satisfied. Except as provided in Section 9.03 below, any one or more of the following conditions may be waived at any time by the Debtors with the consent of each of the Unofficial Committees.

                  (a) The Confirmation Order which, inter alia, approves the Compromise and Settlement shall have been entered and be a Final Order.

                  (b) The Liquidating Trustee, the Liquidating Trust Committee, the Plan Administrator and the Plan Administration Committee each shall have been properly nominated and appointed and each shall have accepted to act in such capacity.

                  (c) The Liquidation Trust Agreement and the Plan Administration Agreement shall be in a form acceptable to each of the Unofficial Committees.

                  Section 9.03 Waiver of Conditions to Confirmation and Occurrence of Effective Date. Each of the conditions to confirmation of this Plan or to the occurrence of the Effective Date is for the benefit of the Debtors. Other than the requirement that the Disclosure Statement Order and the Confirmation Order must be entered, the requirement that a particular condition be satisfied may be waived in whole or part, as set forth in this Plan.

                  Section 9.04 Effect of Nonoccurrence of the Conditions to Occurrence of Effective Date. If each of the conditions to the occurrence of the Effective Date have not been satisfied or duly waived on or before the date which is no later than the first Business Day after sixty (60) days after the Confirmation Order is entered, or by such later date as is approved, after notice and a hearing, by the Court, then upon motion by any party in interest made before the time that each of the conditions has been satisfied or duly waived, the Confirmation Order may be vacated by the Court; provided, however, that, notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to occurrence of the Effective Date is either satisfied or duly waived before the Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this Section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or Interests in, the Debtors; or (b) prejudice in any manner the rights of any of the Debtors or of any other party in interest, including, without limitation, the right to seek a further extension of the exclusivity periods under section 1121(d) of the Bankruptcy Code.

                                   ARTICLE X.

                         CONFIRMABILITY AND SEVERABILITY
                             OF A PLAN AND CRAMDOWN

                  Section 10.01 Confirmability and Severability of a Plan. The Debtors, with the consent of each of the Unofficial Committees, reserve the right to alter, amend, modify, revoke or withdraw the Plan as it applies to any particular Debtor. The Debtors, with the consent of each of the Unofficial Committees, reserves the right to make non-substantive changes in the Plan, which changes may be necessary to facilitate the withdrawal of another Debtor from the Plan. Any such revocation or withdrawal by a Debtor (only with the consent of each of the Unofficial Committees) shall not affect this Plan as the plan of reorganization of the other Debtors. If a Debtor revokes or withdraws from this Plan (only with the consent of each of the Unofficial Committees): (a) nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against such Debtor, or to prejudice in any manner the rights of such Debtor or any persons in any further proceedings involving such Debtor; and (b) any provisions of any Confirmation Order with respect to such Debtor shall be null and void (and such Debtor shall not be benefited by the Confirmation Order) and all such rights of or against such Debtor shall exist as though this Plan had not been filed and no actions taken to effectuate it. A determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect: (1) the confirmability of the Plan (only with the consent of each of the Unofficial Committees) as it applies to any other Debtor; or (2) the Debtors' ability to modify the Plan (only with the consent of each of the Unofficial Committees), as it applies to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code. Each provision of this Plan shall be considered separable and, if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, the balance of this Plan shall be given effect without relation to the invalid provision.

                  Section 10.02 Cramdown. The Debtors shall request the Bankruptcy Court to confirm in accordance with section 1129(b) of the Bankruptcy Code only as to Classes 7 and 8.

                                  ARTICLE XI.

                            ADMINISTRATIVE PROVISIONS

                  Section 11.01 Retention of Jurisdiction. Notwithstanding confirmation of this Plan or occurrence of the Effective Date, the Court shall retain jurisdiction for all purposes permitted under applicable law, including, without limitation, the following purposes:

                  (a) Determination of the allowability of Claims upon objection to such Claims by Debtors or the Plan Administrator, as the case may be, and the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances;

                  (b) Determination of tax liability pursuant to section 505 of the Bankruptcy Code;

                  (c) Approval, pursuant to section 365 of the Bankruptcy Code, of all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors;

                  (d) Determination of requests for payment of administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto under section 330 of the Bankruptcy Code;

                  (e) Resolution of controversies and disputes regarding the interpretation of this Plan;

                  (f) Implementation of the provisions of this Plan and entry of Orders in aid of confirmation and consummation of this Plan, including, without limitation, appropriate Orders protecting the Debtors, their successors and Estates from actions by creditors and/or Interest holders of the Debtors or any of them, ensuring Distributions to holders of Allowed Claims and resolving disputes and controversies regarding property of the Estates, the Liquidating Trust, the Disputed Claims Reserve Trust or powers of the Liquidating Trustee and the Plan Administrator;

                  (g) Modification of (i) the Plan pursuant to section 1127 of the Bankruptcy Code and (ii) the Liquidating Trust Agreement and Plan Administration Agreement;

                  (h) Issue orders, if appropriate, as requested by the Liquidating Trustee and the Plan Administrator under, and subject to, the provisions of Bankruptcy Rule 2004;

                  (i) Adjudication of any Causes of Action;

                  (j) Entry of a Final Order closing the Chapter 11 Cases.

                  Section 11.02 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal laws apply and except for Reinstated Secured Claims governed by another jurisdiction's law, the rights and obligations arising under this Plan shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

                  Section 11.03 Administrative Bar Date.

                  (a) General Provisions. Except as provided below in Section 11.03(b) for Administrative Claims of Professionals requesting compensation or reimbursement of expenses and in Section 11.03(c) for liabilities incurred by a Debtor in the ordinary course of its business, requests for payment of Administrative Claims must be Filed no later than 30 days after notice of entry of the Confirmation Order. Holders of Administrative Claims who are required to File a request for payment of such Claims and who do not File such requests by the applicable Bar Date, shall be forever barred from asserting such Claims against the Debtors, the Liquidating Trust or their respective property.

                  (b) Professionals. All Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Confirmation Date (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases but excluding professionals retained pursuant to the Ordinary Course Professionals Orders) shall File an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Confirmation Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed no later than 75 days after the Confirmation Date. All compensation and reimbursement of expenses allowed by the Bankruptcy Court shall be paid to the applicable Professional immediately thereafter. Each Professional that intends to seek payment for compensation or reimbursement of expenses from the Debtors (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall provide the Debtors with a statement, by no later than the Confirmation Date, of the amount of estimated unpaid fees and expenses that each such Professional has incurred or expects to incur through the Confirmation Date. The Debtors or the Liquidating Trustee, as the case may be, shall establish a reserve in an appropriate amount for the payment of any such unpaid fees and expenses of such Professionals.

                  (c) Ordinary Course Liabilities. Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of business, including, without limitation, professionals retained pursuant to the Ordinary Course Professionals Orders, shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by the Liquidating Trust pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders of such Claims or the Court. For purposes of this Section, ordinary course liabilities shall not include any claims or obligations arising out of or relating to the purchase or sale of loans or related contracts after the Petition Date.

                  Section 11.04 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court on the Confirmation Date, shall be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date shall be paid in accordance with Article IV of this Plan.

                  Section 11.05 Payment of Transition Team Fees and Expenses. The Liquidating Trustee shall pay from Available Cash, all fees and expenses of the Transition Team during the Transition Period without Court Order.

                  Section 11.06 Effectuating Documents and Further Transactions. Each Debtor shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

                  Section 11.07 Limitation of Liability. None of the Debtors, the Bank Group Committee, the Indenture Trustee, the Unofficial Noteholders' Committee (including the present and former members), their respective officers and directors, employees, agents (acting in such capacity), representatives nor any professional employed by any of them (collectively, the "Affected Parties") shall have or incur any liability to any Person or entity for any action taken or omitted to be taken in connection with or related to (i) the formulation, preparation, dissemination, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, release, or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan, and (ii) actions taken or omitted to be taken in connection with the Chapter 11 Cases or the operations or administration of the Debtors during the Chapter 11 Cases that arose out of or relate to the period from the Petition Date through the Effective Date. Notwithstanding anything in this Section 11.07 to the contrary, the provisions of this Section
11.07 shall (i) not limit in any way whatsoever the liability of any Person or entity that would otherwise result from any action or omission to the extent that such action or omission is determined in a Final Order to have constituted gross negligence, willful misconduct, or breach of fiduciary duty; (ii) be of no force or effect as to the Liquidating Trustee, including, without limitation, his power and authority to investigate, commence and prosecute Causes of Action, if any, against any of the Affected Parties and no Affected Party shall be entitled to rely upon or assert this Section 11.07 as a defense to any such Causes of Action brought by the Liquidating Trustee; and (iii) not affect the rights of any party-in-interest pursuant to Section 11.03(b) of this Plan. If this Section 11.07 is deemed in any way to limit, impair, or constitute a defense to any such Causes of Action brought by the Liquidating Trustee, such portion or all of this Section 11.07 shall be deemed null and void and of no force and effect.

                  Section 11.08 Amendments.

                  (a) Preconfirmation Amendment. The Debtors, with the consent of each of the Unofficial Committees, may modify the Plan at any time prior to the entry of the Confirmation Order provided that the Plan, as modified, and the Disclosure Statement pertaining thereto meet applicable Bankruptcy Code requirements of Section 1125, among others.

                  (b) Post-confirmation Amendment Not Requiring Resolicitation. After the entry of the Confirmation Order, the Debtors may modify the Plan, with the consent of each of the Unofficial Committees, to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment, or Distributions of any Class under the Plan. As this Plan provides for Substantive Consolidation, after the entry of the Confirmation Order, appropriate modifications may be executed by any appropriate officer of the Debtors and need not be executed by an appropriate signatory for each of the Debtors.

                  (c) Post-confirmation Amendment Requiring Resolicitation. After the Confirmation Date and before the Effective Date of the Plan, the Debtors may modify the Plan, with the consent of each of the Unofficial Committees, in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a class of Claims or Interests provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims voting in each class affected by such modification; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified.

                  Section 11.09 Debtors' Retirement Plans. The Liquidating Trustee shall assume all duties of the Debtors to maintain and administer with respect to the ContiFinancial Retirement Annuity Plan and the ContiFinancial Employee Savings Plan (the "Employee Plans"). The Liquidating Trustee shall agree and acknowledge that it is the successor plan sponsor of the Employee Plans, and that it will take any and all actions it deems necessary and advisable to administer the Employee Plans and effectuate the termination of the Employee Plans in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986, as amended.

                  Section 11.10 Successors and Assigns. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of such Person.

                  Section 11.11 Confirmation Order and Plan Control. To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, any other agreement entered into between or among any Debtor(s), or any of them and any third party (but excluding the Liquidating Trust Agreement or the Plan Administration Agreement), this Plan controls the Disclosure Statement and any such agreements and the Confirmation Order (and any other orders of the Court) controls this Plan.

                  Section 11.12 Headings. Headings are used in this Plan for convenience and reference only, and shall not constitute a part of this Plan for any other purpose.

                  Section 11.13 Relationship of Liquidating Trust Agreement and Plan Administration Agreement to the Plan. The principal purpose of the Liquidating Trust Agreement and the Plan Administration Agreement is to aid in the implementation of the Plan and therefore the Plan incorporates the provisions of the Liquidating Trust Agreement and the Plan Administration Agreement. To that end, the Liquidating Trustee and the Plan Administrator, as the case may be, shall have the full power and authority to take any action consistent with the purpose and provisions of the Plan, and to seek any Orders from the Bankruptcy Court in furtherance of the implementation of the Plan, the Liquidating Trust Agreement and the Plan Administration Agreement, as the case may be. If any provision of the Liquidating Trust Agreement or the Plan Administration Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Liquidating Trust Agreement or the Plan Administration Agreement, as the case may be, shall control.

                  Section 11.14 Notices. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery or (c) overnight delivery service, freight prepaid, and addressed as follows:

                  For the Debtors

                  ContiFinancial Corporation
                  277 Park Avenue
                  New York, New York  10172
                  (212) 208-2800
                  Attn:  Alan H. Fishman
                  with copies to:

                  Dewey Ballantine LLP
                  Attorneys for the Debtors
                  1301 Avenue of the Americas
                  New York, New York  10019-6092
                  (212) 259-8000
                  Attn:    Richard S. Miller, Esq.


                  Togut, Segal & Segal LLP
                  Attorneys for the Debtors
                  One Penn Plaza
                  New York, New York  10119
                  (212) 594-5000
                  Attn: Albert Togut, Esq.

                  For the Bank Group Committee

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  (212) 310-8000
                  Attn:    Marvin E. Jacob, Esq.
                           Judy G. Z. Liu, Esq.

                  For the Unofficial Noteholders' Committee

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York 10022
                  (212) 872-1000
                  Attn:    Daniel H. Golden, Esq.
                           Ira S. Dizengoff, Esq.

                  For the Liquidating Trustee and Plan Administrator Jeffrey H. Beck, Esq.
                  6555 N. Powerline Road
                  Suite 408
                  Fort Lauderdale, Florida 33309
                  (954) 958-8070

                  with copies to:

                  Bilzin Sumberg Dunn Baena Price & Axelrod LLP
                  2500 First Union Financial Center
                  200 South Biscayne Boulevard
                  Miami, Florida 33131-2336
                  Attn: Scott L. Baena, Esq.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Dated: New York, New York
         December 18, 2000

                                  Respectfully Submitted,

                                  CONTIFINANCIAL CORPORATION, ET AL.
                                  Debtors and Debtors-in-Possession


                                  By:      /s/ Alan H. Fishman
                                           -------------------------------------
                                           Alan H. Fishman
                                           Authorized Signatory


                                  By:      /s/ Robert D. Davis
                                           -------------------------------------
                                           Robert D. Davis
                                           Authorized Signatory



                                  By:      /s/ Michael T. Conrad
                                           -------------------------------------

                                           Michael T. Conrad
                                           Authorized Signatory


                                  By:      /s/ Hal Willard
                                           -------------------------------------
                                           Hal Willard
                                           Authorized Signatory

                                    EXHIBIT A

                           LIQUIDATING TRUST AGREEMENT

                           LIQUIDATING TRUST AGREEMENT

                  This Liquidating Trust Agreement (the "Trust Agreement"), dated as of December [ ], 2000, by and between ContiFinancial Corporation, ContiTrade Services LLC, ContiMortgage Corporation, ContiWest Corporation, ContiFinancial Services Corporation, Resource One Consumer Discount Company, Inc., Warminster National Abstract, Inc., Keystone Capital Group, Inc., Keystone Mortgage Investments, Inc., ZTS Corp., Resource One Mortgage of Oxford Valley, Inc., Resource One Consumer Discount Company of Minnesota, Inc., Resource One Mortgage of Delaware Valley, Inc., ResourceCorp. Financial, Inc., ContiInsurance Agency, Inc., Crystal Mortgage Company, Inc., Lenders M.D., Inc., California Lending Group, Inc. d/b/a United Lending Group, ContiAsset Receivables Management L.L.C., Royal Mortgage Partners, L.P. a/k/a Royal Mortgagebanc and Fidelity Mortgage Decisions Corporation (collectively, the "Debtors") and Jeffrey H. Beck as Liquidating Trustee, executed in connection with the Third Amended Joint Plan of Reorganization of ContiFinancial Corporation and Affiliates Under Chapter 11 of the Bankruptcy Code (the "Plan"), filed on December 18, 2000, as may be amended, by the Debtors in the United States Bankruptcy Court for the Southern District of New York (the "Court"), provides for the establishment of a liquidating trust evidenced hereby (the "Liquidating Trust") to resolve, liquidate and realize upon the Trust Assets, Causes of Action and such other claims and property, as successor to and representative of the Estates of the Debtors. Except with respect to the terms defined herein, all capitalized terms contained herein shall have the meanings ascribed to them in the Plan.

                               W I T N E S S E T H

                  WHEREAS, the Plan provides for, among other things, the distribution to the holders of Claims evidenced by (i) Bank Group Claims, (ii) Senior Note Claims, and (iii) General Unsecured Claims (holders of such Bank Group Claims, Senior Note Claims, and General Unsecured Claims referred to collectively as the "Allowed Class 5 Claims"), consisting of one hundred percent (100%) of the beneficial interests of the trust created hereby;

                  WHEREAS, the Liquidating Trust is created pursuant to, and to effectuate, the Plan;

                  WHEREAS, the Liquidating Trust is created on behalf of, and for the sole benefit of, the holders of Allowed Class 5 Claims (including those Disputed Class 5 Claims that become Allowed Class 5 Claims);

                  WHEREAS, the Liquidating Trust is established for the sole purpose of liquidating its assets for the benefit of the holders of the Allowed Class 5 Claims, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective or authority to continue or engage in the conduct of a trade or business;

                  WHEREAS, the Liquidating Trust is intended to qualify as a fixed investment trust within the meaning of Treasury Regulation Section 301.7701-4(c);

                  WHEREAS, the Liquidating Trust is intended to qualify as a liquidating trust for federal income tax purposes; and

                  WHEREAS, any reference herein to a holder of Liquidating Trust Units means a holder recorded on the official registry maintained by the Liquidating Trustee and shall not mean any beneficial owner not recorded on such official registry.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, the Debtors and the Liquidating Trustee agree as follows:

                                    ARTICLE I

                     ESTABLISHMENT OF THE LIQUIDATING TRUST

                  1.1 Transfer of Property to Liquidating Trustee. Pursuant to the Plan, the Debtors and the Liquidating Trustee hereby establish on behalf of the Allowed Class 5 Claims, whether such claims are allowed on or after the Effective Date of the Plan, the Liquidating Trust and the Debtors hereby transfer, assign, and deliver to the Liquidating Trustee all of their right, title, and interest in the Trust Assets free and clear of any Lien, Claim or Interest in such Property of any other Person or entity except as provided in the Plan. The Liquidating Trustee agrees to accept and hold the Trust Assets in trust for the Allowed Class 5 Claims, subject to the terms of this Trust Agreement.

                  1.2 Title to Trust Assets.

                           (a) The transfer of the Trust Assets to the
                  Liquidating Trust shall be made for the benefit of the holders of Allowed Class 5 Claims, whether allowed on or after the Effective Date. In this regard, the Trust Assets will be transferred (subject to the liabilities indicated herein) to such holders of Allowed Class 5 Claims and, in respect of any Disputed Class 5 Claims to the Plan Administrator to be held in the Disputed Claims Reserve Trust, to be held, in each case, by the Debtors on their behalf. Immediately thereafter, on behalf of such holders, the Debtors shall transfer such Trust Assets to the Liquidating Trust in exchange for units (the "Liquidating Trust Units") for the benefit of such holders in accordance with the Plan. The Debtors or Liquidating Trustee, as the case may be, will then distribute the Liquidating Trust Units to the record holders of Allowed Class 5 Claims in exchange for their Allowed Claims and to the Plan Administrator to be held in the Disputed Claims Reserve Trust for the benefit of holders of Disputed Claims in exchange for their Claims. Upon the transfer of the Trust Assets, the Liquidating Trustee shall succeed to all of the Debtors' right, title and interest in the Trust Assets and the Debtors will have no further interest in or with respect to the Trust Assets or this Liquidating Trust.

                           (b) For all federal income tax purposes, all parties
                  (including, without limitation, the Debtors, the Liquidating Trustee, the holders of Allowed Class 5 Claims and the Plan Administrator) shall treat the transfer of Trust Assets to the Liquidating Trust, as set forth in this Section 1.2 and in accordance with the Plan, as a transfer to the holders of Allowed Class 5 Claims (and, as provided in the Plan, in respect of any Disputed Claims, to the Plan Administrator to be held in the Disputed

                  Claims Reserve Trust), followed by a transfer by such holders to the Liquidating Trust, and the beneficiaries of this Liquidating Trust shall be treated as the grantors and owners hereof.

                  1.3 Assignment and Assumption of Claims. In accordance with
Section 1.2 hereof, the Debtors hereby transfer and assign the Trust Assets to the Liquidating Trust, and the Liquidating Trustee on behalf of the Liquidating Trust hereby assumes and agrees that all such Trust Assets will be transferred to the Liquidating Trust subject to the following liabilities, if any, which arise out of or relate to any known or unknown claim (as such term is defined in Section 101(5) of the Bankruptcy Code) or causes of action against the Debtors or their respective Estates: (a) Administrative Claims, Priority Tax Claims and Priority Claims that have not been Allowed as of the Effective Date but which are subsequently Allowed; (b) any costs and expenses incurred by the Transition Team during the Transition Period; (c) All U.S. Trustee Fees until such time as the Court enters a final decree closing each Debtor's Chapter 11 Case; (d) any expenses incurred and unpaid, or to be incurred, by the Liquidating Trustee and Plan Administrator in the performance of its administrative duties in respect of the winding up of the Debtors' Estates (including, the filing of final tax returns and the payment of any taxes shown thereon, and any tax liability determined to be due and owing pursuant to the requests for expedited determinations under Section 505 of the Bankruptcy Code; and (e) any obligations owing pursuant to the Plan and unpaid (including, without limitation, obligations incurred after the Confirmation Date and the fees and expenses of Professionals under Section 11.03(b) of the Plan); but specifically excluding any (i) claims which have been barred or discharged pursuant to the Plan and
(ii) claims against the Surviving Special Purpose Entities.

                  1.4 Valuation of Trust Assets. As soon as possible after the Effective Date, but in no event later than sixty (60) days thereafter, (i) the Liquidating Trust Committee (as defined in Section 1.6, below) shall inform the Liquidating Trustee in writing of the fair market value of the Trust Assets transferred to the Liquidating Trust, based on the good faith determination of the Liquidating Trust Committee, and (ii) the Liquidating Trustee shall apprise the record holders of the Liquidating Trust Units in writing solely of such valuation. The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Liquidating Trustee, the holders of Allowed Class 5 Claims and the Plan Administrator) for all purposes including federal income tax purposes.

                  1.5 Appointment of the Liquidating Trustee. The Liquidating Trustee shall be Jeffrey H. Beck. The Liquidating Trustee may serve in a separate capacity as the Plan Administrator.

                  1.6 Liquidating Trust Committee. Raymond Wechsler, Phil Vincent and Gene Dais shall be nominated and appointed as the individuals who shall serve as members of the Liquidating Trust Committee that will advise the Liquidating Trustee and make certain determinations regarding the liquidation of the Trust Assets (provided that such determinations otherwise could have been made by the Liquidating Trustee in accordance with the provisions of this Trust Agreement and the Plan). The Liquidating Trust Committee initially shall consist of the 3 members identified, who each shall serve for an initial term of two years. Thereafter, members of a subsequent Liquidating Trust Committee shall be nominated to serve by the previous Liquidating Trust Committee and shall qualify to serve upon a vote of at least fifty-one percent (51%) of the

Liquidating Trust Units (the "Majority Holders") actually voting for such purpose. Unless otherwise specified herein, approval of a majority of the members of such Liquidating Trust Committee shall be required for the Liquidating Trust Committee to act, provided that the Liquidating Trust Committee may delegate responsibility for discrete issues or decisions to one or more of its members. The Liquidating Trustee shall notify the holders of the Liquidating Trust Units of the establishment of a Liquidating Trust Committee pursuant to this Section 1.6 and the identities of its members promptly following such Liquidating Trust Committee's formation. In the event that a member of the Liquidating Trust Committee resigns prior to the expiration of his term or is otherwise unable to serve out his term, the remaining members of the Liquidating Trust Committee shall select the successor to serve the remainder of such term. The Liquidating Trust Committee shall have the rights and powers set forth herein. The Liquidating Trust Committee shall be authorized to adopt by-laws to govern its activities. The Liquidating Trustee and his professionals may assist the Liquidating Trust Committee in establishing and adopting such by-laws. In the event that a Liquidating Trust Committee shall not be formed and continuing to exist under this Trust Agreement, all references herein to required approval or other action of such Liquidating Trust Committee shall be of no force or effect. In performance of their duties hereunder, members of the Liquidating Trust Committee shall be entitled to receive (i) reimbursement of reasonable expenses, (ii) indemnification as set forth in Section 4.7 hereof, and (iii) compensation as provided for in Section 4.7 hereof. The members of the Liquidating Trust Committee may serve in a separate capacity as members of the Plan Administration Committee.

                  1.7 Surviving Special Purpose Entities; Other Entities.


                  (a) The Liquidating Trustee and Liquidating Trust Committee shall act with respect to each Surviving Special Purpose Entity (whether in connection with the Liquidating Trust's position as equity owner, or as a selected director of such entity), and shall cause each such entity to act, consistent with the purposes and provisions of the Liquidating Trust and this Trust Agreement (including, without limitation, including as part of the Available Cash of the Liquidating Trust, all similarly available cash of the respective entity, as provided in Section 1.7(c) below, and otherwise treating the Surviving Special Purpose Entities as if they were simply divisions of the Liquidating Trust, rather than separate entities).

                  (b) The Liquidating Trustee and the Liquidating Trust Committee shall use their best efforts, to the extent not achieved on or prior to the Effective Date, (i) to amend, or cause to be amended, the charters and governing documents of each Surviving Special Purpose Entity to provide that (A) the overriding purpose of such entity is the same as that set forth in Section
3.1 hereof, including no objective to continue or engage in the conduct of a trade or business (other than as necessary to preserve the value of its assets) and the expeditious but orderly disposition of its assets, and (B) the entity shall, to the extent permitted under applicable law, act consistent with the purposes and provisions of this Trust Agreement., and (ii) to cause each Surviving Special Purpose Entity to contractually agree (A) to the provisions of this Article 1.7 and (B) whether or not its charter or governing documents ultimately are amended, to act consistent with the purposes and provisions of this Trust Agreement.

                  (c) The Liquidating Trustee shall cause each Surviving Special Purpose Entity to distribute to the Liquidating Trust on or before each Annual Distribution Date (or such earlier time as required to be included in the Distribution by the Liquidating Trust on the Annual Distribution Date) all of its Cash (less any amounts required for payment of taxes and any other expenses as needed or as may be needed by each Surviving Special Purpose Entity which are not required to be paid to the Liquidating Trust).

                  (d) Subject to the provisions of this Section 1.7, the Liquidating Trustee and the members of the Liquidating Trust Committee, including their respective employees, may serve as a member of the board of directors of each Surviving Special Purpose Entity.

                  (e) Other than each of the Surviving Special Purpose Entities, the Liquidating Trust shall not hold 50% or more of the stock (in either vote or value) of any entity that is treated as a corporation for federal income tax purposes, nor have any interest in an entity that is treated as a partnership for federal income tax purposes, unless such stock or partnership interest was obtained involuntarily or as a matter of practical economic necessity in order to preserve the value of the Trust Assets. In the latter event, the Liquidating Trustee shall apply the provisions of this Section 1.7 to such entity (and any direct and indirect subsidiaries of such entity) as if such entity (and subsidiaries) were a Surviving Special Purpose Entity, and such entities shall thereafter be treated as Surviving Special Purpose Entities for purposes of this Trust Agreement.

                                   ARTICLE II

                             LIQUIDATING TRUST Units

                  2.1 Identification of Holders of Liquidating Trust Units. The record holders of Liquidating Trust Units shall be recorded and set forth in a register maintained by the Liquidating Trustee expressly for such purpose. All references in this Trust Agreement to holders shall be read to mean holders of record as set forth in the register maintained by the Liquidating Trustee. Unless expressly provided herein, the Liquidating Trustee may establish a record date which it deems practicable for determining the holders for a particular purpose. The distribution of Liquidating Trust Units to either a holder of an Allowed Class 5 Claim or to the Disputed Claims Reserve Trust shall be accomplished as set forth in the Plan.

                  2.2 Control by Holders. The holders of at least seventy-five percent (75%) of the Liquidating Trust Units among holders of Allowed Class 5 Claims may direct the Liquidating Trustee to enter into or not to take any action with respect to a Trust Asset; provided, however, that (i) the Liquidating Trustee, upon advice of counsel, may refuse to follow any direction that conflicts with law or this Trust Agreement and (ii) the holders of Liquidating Trust Units providing such direction shall provide indemnification to the Liquidating Trustee, satisfactory to it, against losses or expenses caused by the taking or not taking of any such action. In the event that the Liquidating Trustee receives such direction, and the requirements of subsection
(i) are satisfied, the direction of holders shall supercede any conflicting direction of the Liquidating Trust Committee.

                  2.3 Transferability of Liquidating Trust Units. Upon issuance, the Liquidating Trust Units shall be transferable. The Liquidating Trustee, with the advice and consent of the Liquidating Trust Committee, shall establish procedures to govern the registration and transfer of Liquidating Trust Units. Once such procedures have been established, the Liquidating Trustee shall notify all record holders and the Special Notice List of such procedures. The Liquidating Trustee shall not seek to have the Liquidating Trust Units listed on a nationally recognized stock exchange after the Effective Date.

                                   ARTICLE III

               PURPOSE, AUTHORITY, LIMITATIONS, AnD DISTRIBUTIONS

                  3.1 Purpose of the Liquidating Trust. The Liquidating Trust shall be established for the sole purpose of liquidating the Trust Assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. Accordingly, the Liquidating Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Trust Assets of the Liquidating Trust, make timely distributions and not unduly prolong the duration of the Liquidating Trust. The liquidation of the Trust Assets may be accomplished either through the sale of Trust Assets (in whole or in combination), including the sale of any claims, rights or Causes of Action or through the prosecution or settlement of any claims, rights or Causes of Action, or otherwise.

                  3.2 Authority of Liquidating Trustee. In connection with the administration of the Liquidating Trust, except as set forth in this Trust Agreement, the Liquidating Trustee is authorized to perform any and all acts necessary or desirable to accomplish the purposes of the Liquidating Trust. Without limiting, but subject to, the foregoing and to Section 3.4, the Liquidating Trustee shall be expressly authorized, but shall not be required, to:

                           (a) hold legal title to any and all rights of the
                  holders of the Liquidating Trust Units in or arising from the Trust Assets, including but not limited to, collecting, receiving any and all money and other property belonging to the Liquidating Trust and the right to vote any claim or interest in a case under the Bankruptcy Code and receive any distribution therein;

                           (b) perform the duties, exercise the powers, and
                  assert the rights of a trustee under Sections 704 and 1106 of the Bankruptcy Code, including, without limitation, commencing, prosecuting or settling Causes of Action, enforcing contracts, and asserting claims, defenses, offsets and privileges.

                           (c) protect and enforce the rights to the Trust
                  Assets by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

                           (d) compromise, adjust, arbitrate, sue on or defend,
                  pursue, prosecute abandon, or otherwise deal with and settle, in accordance with the terms set forth in Section 3.3 hereof, claims and Causes of Action in favor of or against the Liquidating Trust as the Liquidating Trustee shall deem advisable;

                           (e) avoid and recover transfers of the Debtors'
                  property as may be permitted by the Bankruptcy Code or applicable state law, including, without limitation, those identified in the Disclosure Statement;

                           (f) determine and satisfy any and all liabilities
                  created, incurred or assumed by the Liquidating Trust;

                           (g) file, on behalf of the Debtors' affiliated tax
                  group, any and all tax returns;

                           (h) file, if necessary, any and all tax and
                  information returns with respect to the Liquidating Trust and pay taxes properly payable by the Liquidating Trust, if any;

                           (i) exercise any and all rights afforded a debtor
                  under Section 505 of the Bankruptcy Code to request a prompt determination of the state and federal tax liabilities of the Debtors, whether such liabilities were incurred prior to the Petition Date or during the pendency of the Chapter 11 Cases;

                           (j) execute offsets against Claims as provided for in
                  the Plan;

                           (k) assert or waive any privilege or defense on
                  behalf of the Liquidating Trust or the Debtors;

                           (l) pay all expenses and make all other payments
                  relating to the Trust Assets;

                           (m) pay all U.S. Trustee Fees until such time as the
                  Court enters a final decree closing each Debtors' Chapter 11 Case;

                           (n) obtain insurance coverage with respect to the
                  liabilities and obligations of the Liquidating Trustee and the members of the Liquidating Trust Committee under this Trust Agreement (in the form of an errors and omissions policy or otherwise);

                           (o) obtain insurance coverage with respect to real
                  and personal property which may become Trust Assets, if any;

                           (p) retain and pay such independent law firms as
                  counsel to the Liquidating Trust as the Liquidating Trustee in its sole discretion may select to aid in the prosecution of any claims that constitute the Trust Assets, and to perform such other functions as may be appropriate in the Liquidating Trustee's sole discretion. The Liquidating Trustee may commit the Liquidating Trust to and shall pay such independent law firms reasonable compensation for services rendered and expenses incurred. A law firm shall not be disqualified from serving as independent counsel to the Liquidating Trust solely because of its retention as counsel to the Disputed Claims Reserve Trust or its prior retention by the Debtors;

                           (q) retain and pay an independent public accounting
                  firm to perform such reviews and/or audits of the financial books and records of the Liquidating Trust as may be appropriate in the Liquidating Trustee's sole discretion and to prepare and file any tax returns or informational returns for the Liquidating Trust as may be required. The Liquidating Trustee may commit the Liquidating Trust to and shall pay such independent public accounting firm reasonable compensation for services rendered and expenses incurred;

                           (r) retain and pay such third parties as the
                  Liquidating Trustee, in its sole discretion, may deem necessary or appropriate to assist the Liquidating Trustee in carrying out its powers and duties under this Trust Agreement. The Liquidating Trustee may commit the Liquidating Trust to and shall pay all such persons or entities reasonable compensation for services rendered and expenses incurred, as well as commit the Liquidating Trust to indemnify any such parties in connection with the performance of services;

                           (s) employ such employees as the Liquidating Trustee,
                  in its sole discretion and as consistent with the purposes of the Liquidating Trust, may deem necessary or appropriate to assist the Liquidating Trustee in carrying out its powers and duties under this Trust Agreement. The Liquidating Trustee may commit the Liquidating Trust to and shall pay all such employees reasonable salary in the amounts it shall determine to be appropriate and any employee benefits it may establish pursuant to Section 3.2(t) below. If the Liquidating Trustee shall employ employees pursuant to this Section 3.2(s), the Liquidating Trustee shall establish payroll procedures and pay any and all federal, state or local tax withholding required under applicable law with respect to any such employees, and it will take all other actions it deems necessary to effectuate the provisions of this Section 3.2(s).

                           (t) establish and adopt or cease to provide such
                  employee benefits for the benefit of any employees described in Section 3.2(s) above as the Liquidating Trustee, in its sole discretion and as consistent with the purposes of the Liquidating Trust, may deem necessary or appropriate, including the adoption of any group health plan.

                           (u) take any action deemed appropriate, under
                  applicable state law or the Plan, as holder of the common stock of the Surviving Special Purpose Entities, consistent with the Liquidating Trust Agreement;

                           (v) invest any moneys held as part of the Liquidating
                  Trust in accordance with the terms of Section 4.5 hereof, limited, however, to such investments that are consistent with the Liquidating Trust's status as a liquidating trust and a fixed investment trust within the meaning of Treasury Regulation Sections 301.7701-4(d) and (c) respectively;

                           (w) request any appropriate tax determination,
                  including, without limitation, a determination pursuant to
                  Section 505 of the Bankruptcy Code;

                           (x) establish and maintain a web site for the purpose
                  of providing notice of Liquidating Trust activities in lieu of providing actual notice to holders of Liquidating Trust Units, subject to providing notice to the Special Notice List;

                           (y) seek the examination of any entity under, and
                  subject to, the provisions of Bankruptcy Rule 2004; and

                           (z) take or refrain from taking any and all actions
                  the Liquidating Trustee reasonably deems necessary for the continuation, protection and maximization of the Trust Assets or to carry out the purposes hereof.

                  3.3 Certain Actions by the Liquidating Trustee.

                           (a) The Liquidating Trustee shall be empowered to
                  and, in its sole discretion (subject to Section 2.2 and this Section 3.3 hereof) may, take all appropriate action with respect to the Trust Assets consistent with the purpose of the Liquidating Trust, including, without limitation, the filing, prosecution, settlement or other resolution of claims and Causes of Action, including, without limitation, those based upon Sections 544, 547, 548, 549, 550 or 553(b) of the
                  Bankruptcy Code. Notwithstanding the foregoing, the Liquidating Trustee shall follow the procedures set forth in this Section 3.3 prior to entering into any proposed action or series of related actions regarding the Trust Assets.

                           (b) The Liquidating Trustee shall, prior to (i)
                  taking any such action with respect to a Trust Asset having a value (as determined by the Liquidating Trustee upon the advice of the Liquidating Trustee's professionals) in excess of $300,000 but not greater than $1,000,000, or (ii) settling any litigation, provide notice to the Liquidating Trust Committee. The Liquidating Trustee shall be authorized to take such action unless the Liquidating Trust Committee timely notifies the Liquidating Trustee of the Committee's objection to such action. In the event of such objection, the Liquidating Trustee shall not be authorized to take such action unless Bankruptcy Court approval is received

                           (c) The Liquidating Trustee shall, prior to taking
                  any action with respect to a Trust Asset having a value (as determined by the Liquidating Trustee upon the advice of the Liquidating Trustee's professionals) in excess of one million dollars ($1,000,000), procure the approval of the Liquidating Trust Committee. In addition, the Liquidating Trustee shall provide the Persons on the Special Notice List (but not including those who may be the subject of the proposed action), with prior written notice describing in reasonable detail the action proposed to be taken and the reasons why the Liquidating Trustee believes such action to be in the best interest of the Liquidating Trust and advising such Persons that the Liquidating Trustee will take such action unless a party in interest timely files, and serves on the Liquidating Trustee and his counsel, an objection to such action with the Bankruptcy Court. If the Liquidating Trustee receives such timely written objection, then the Liquidating Trustee shall not be authorized to take such action unless Bankruptcy Court approval is received.

                           (d) In all other events, unless otherwise set forth
                  herein, the Liquidating Trustee is authorized to consummate an action without any notice or consent and shall be held harmless in taking such action, provided that the Liquidating Trustee shall not settle any claim or Cause of Action unless a release in favor of the Liquidating Trust satisfactory in form and substance to the Liquidating Trustee is granted.

                           (e) Anything contained in this Trust Agreement to the
                  contrary notwithstanding, the Liquidating Trustee may, but is not required to, submit a proposed action to a court of competent jurisdiction, including the Bankruptcy Court, for its approval, on notice to the Liquidating Trust Committee and Persons on the Special Notice List, and may comply with any action approved by such court, and shall have no obligation to submit any such action to the procedures set forth in this
                  Section 3.3 hereof.

                           (f) Notwithstanding anything herein to the contrary,
                  the Liquidating Trustee shall be authorized to pay the fees and expenses incurred by Professionals after the Confirmation Date without providing notice to or obtaining the approval of any party.

                  3.4 Limitation of Liquidating Trustee's Authority. Notwithstanding anything herein to the contrary, the Liquidating Trustee shall not and shall not be authorized to engage in any trade or business, or vary any investment with respect to the Trust Assets or any proceeds therefrom (other than as provided in Section 4.5, below), and shall take such actions consistent with the orderly liquidation of the Trust Assets as are required by applicable law, and such actions permitted under Sections 3.2, 3.3, 3.6, 3.7 and 4.5 hereof. Notwithstanding any other authority granted by Section 3.2, the Liquidating Trustee is not authorized to engage in any investments or activities inconsistent with the treatment of the Liquidating Trust as a liquidating trust and a fixed investment trust within the meaning of Treasury Regulation Sections 301.7701-4(d) and (c) respectively.

                  3.5 Books and Records. The Liquidating Trustee shall maintain in respect of the Liquidating Trust and the holders of Liquidating Trust Units books and records relating to the Trust Assets and income of the Liquidating Trust and the payment of expenses of, and liabilities of claims against or assumed by, the Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with Article VI hereof and to comply with applicable provisions of law. Such books and records shall be maintained on a modified cash or other comprehensive basis of accounting necessary to facilitate compliance with the tax reporting requirements of the Liquidating Trust. Except as provided in Section 8.1, nothing in this Trust Agreement requires the Liquidating Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust, or as a condition for managing any payment or distribution out of the Trust Assets. Holders of the Liquidating Trust Units shall have the right upon thirty (30) days' prior written notice delivered to the Liquidating Trustee to inspect such books and records (including financial statements), provided that, if so requested, such holder shall have entered into a confidentiality agreement satisfactory in form and substance to the Liquidating Trustee.

                  3.6 Additional Powers. Except as otherwise set forth in this Trust Agreement or in the Plan, and subject to the Treasury Regulations governing liquidating trust and fixed investment trusts and the retained jurisdiction of the Court as provided for in the Plan, but without prior or further authorization, the Liquidating Trustee may control and exercise authority over the Trust Assets and over the protection, conservation and disposition thereof. No person dealing with the Liquidating Trust shall be obligated to inquire into the authority of the Liquidating Trustee in connection with the protection, conservation or disposition of the Trust Assets.

                  3.7 Application of Trust Assets and Other Property. The Liquidating Trustee shall apply all Trust Assets and any proceeds therefrom, as follows:

                           (a) The Liquidating Trustee shall apply all Cash
                  constituting
                  Trust Assets and any proceeds therefrom in the order and reflecting the priorities set forth below:

                           FIRST, to pay all the costs and expenses of the
                  Liquidating Trust including, without limitation, the annual compensation (but not any additional compensation) to the Liquidating Trustee and to the members of the Liquidating Trust Committee as specified in Section 4.7(a) hereof and the reimbursement for any and all costs, expenses and liabilities incurred by them in connection with the performance of their duties under this Trust Agreement.

                           SECOND, to pay all costs and expenses of the
                  Transition Team incurred during the Transition Period.

                           THIRD, to pay any obligations owing pursuant to the
                  Plan that are unpaid including, without limitation, obligations incurred after the Confirmation Date.

                           FOURTH, to pay all Allowed Claims in accordance with
                  the terms, provision and priorities set forth in the Plan.

                  Notwithstanding anything to the contrary in this Section 3.7(a) or in Section 3.7(b) below, prior to making any distribution to holders of Liquidating Trust Units, the Liquidating Trustee may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Trust Assets of the Liquidating Trust during liquidation, (ii) to pay reasonable estimated administrative expenses (including any taxes imposed on the Liquidating Trust or in respect of the Trust Assets of the Liquidating Trust), (iii) as the Liquidating Trustee may deem necessary to provide further funding to the Plan Administrator, and (iv) to satisfy other liabilities incurred or assumed by the Liquidating Trust (or to which the Trust Assets are otherwise subject), all for the term of the Liquidating Trust and in accordance with this Trust Agreement or the Plan.

                           (b) Quarterly Distribution; Withholding. Subject to
                  the Plan, on each Quarterly Distribution Date, the Liquidating Trust shall distribute from the Liquidating Trust to each holder of a Liquidating Trust Unit or the relevant Paying Agent, as the case may be, a Ratable Share of Available Cash on hand (including all net Cash income plus all net Cash proceeds from the liquidation of Trust Assets, including as Cash for this purpose, all permissible investments described in Section 4.5, below). Notwithstanding anything to the contrary herein or in the Plan, no

                  Distribution shall be made on any Quarterly Distribution Date, unless the aggregate Distribution on such Quarterly Distribution Date would be in excess of $5,000,000 in value; provided, however, that the Liquidating Trustee will be obligated to distribute all Available Cash on each Annual Distribution Date if the aggregate Distribution on such date would be in excess of $10,000 in value. The Liquidating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidating Trustee's reasonable sole discretion, required by any law, regulation, rule, ruling, directive or other governmental requirement.

                           (c) Manner of Payment or Distribution. All
                  Distributions made by the Liquidating Trustee to holders of Liquidating Trust Units shall be payable to the holders of Liquidating Trust Units of record as of the 15th day prior to the date scheduled for the distribution, unless such day is not a Business Day, then such day shall be the following Business Day (the "Record Date"). If the Distribution shall be in Cash, the Liquidating Trustee shall distribute such Cash by wire, check, or such other method as the Liquidating Trustee deems appropriate under the circumstances.

                  3.8 Reporting Duties.

                           (a) Federal Income Tax. The Liquidating Trustee shall
                  file returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

                           (b) Other. The Liquidating Trustee shall also file
                  (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental authority.

                  3.9 Compliance with Laws. Any and all distributions of Trust Assets and proceeds of borrowings, if any, shall be in compliance with applicable laws, including, but not limited to, applicable federal and state securities laws.

                  3.10 Debtors' Retirement Plans. The Liquidating Trustee hereby agrees to assume all duties of the Debtors to maintain and administer with respect to the ContiFinancial Retirement Annuity Plan and the ContiFinancial Employee Savings Plan (the "Plans"). The Liquidating Trustee hereby agrees and acknowledges that it is the successor plan sponsor of the Plans, and that it will take any and all actions it deems necessary and advisable, and as consistent with the purposes of the Liquidating Trust, to administer the Plans and effectuate the termination of the Plans in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986, as amended.

                                   ARTICLE IV

                             THE LIQUIDATING TRUSTEE

                  4.1 Generally. The Liquidating Trustee's powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of this Liquidating Trust and not otherwise, except that the Liquidating Trustee may deal with the Trust Assets for its own account as permitted by Section 4.7.

                  4.2 Responsibilities of Liquidating Trustee. The Liquidating Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Trust Assets, make timely Distributions and not unduly prolong the duration of the Liquidating Trust. In so doing, the Liquidating Trustee will exercise its reasonable business judgment in liquidating the Trust Assets. The liquidation of the Trust Assets may be accomplished through the sale of Trust Assets (in whole or in combination), including the sale of any claims, rights or Causes of Action or through the prosecution or settlement of any or all claims, rights or Causes of Action, or otherwise. In connection therewith, and subject to the limitations of Section 3.3, the Liquidating Trustee will have the power to prosecute for the benefit of the Liquidating Trust all claims, rights and Causes of Action transferred to the Liquidating Trust, whether such suits are brought in the name of the Liquidating Trust, the Debtors or otherwise for the benefit of the holders of Liquidating Trust Units. Any and all proceeds generated from such Trust Assets shall be held by the Liquidating Trust. Except as expressly set forth herein, the Liquidating Trustee shall have absolute discretion to pursue or not to pursue any and all claims, rights or causes of action, as it determines are in the best interests of the holders of the Liquidating Trust Units and consistent with the purposes of the Liquidating Trust, and shall have no liability for the outcome of its decision. The Liquidating Trustee may incur any reasonable and necessary expenses in liquidating the Trust Assets.

                  4.3 Liability of Liquidating Trustee. In no event shall the Liquidating Trustee be personally liable for any claim asserted against the Liquidating Trust. Notwithstanding anything to the contrary set forth herein, no provision of this Trust Agreement shall be construed to relieve the Liquidating Trustee from liability for its own grossly negligent actions, its own grossly negligent failure to act, or its own fraud or willful misconduct, except that:

                           (a) the Liquidating Trustee shall be liable only for
                  the performance of such duties and obligations as are specifically set forth in this Trust Agreement; and

                           (b) the Liquidating Trustee shall not be liable for
                  any error of judgment made in good faith, or with respect to any action taken or omitted to be taken in good faith, unless the Liquidating Trustee was reckless and grossly negligent.

                  4.4 Reliance by Liquidating Trustee. Except as otherwise provided in Section 4.3:

                           (a) the Liquidating Trustee may rely, and shall be
                  protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties;

                           (b) the Liquidating Trustee may consult with any and
                  all professionals to be selected by him, and the Liquidating Trustee shall not be liable for any action taken or omitted to be taken by him in accordance with the advice of such professionals; and

                           (c) persons dealing with the Liquidating Trustee
                  shall look only to the Trust Assets to satisfy any liability incurred by the Liquidating Trustee to such person in carrying out the terms of this Trust Agreement, and the Liquidating Trustee shall have no personal obligation to satisfy any such liability.

                  4.5 Investment and Safekeeping of Trust Assets. All moneys and other property received by the Liquidating Trustee shall, until distributed or paid over as herein provided, be held in trust for the benefit of the holders of the Liquidating Trust Units, but need not be segregated from other Trust Assets, unless and to the extent required by law. The Liquidating Trustee shall be under no liability for interest or producing income on any moneys received by him hereunder and held for distribution or payment to the holders of Liquidating Trust Units, except as such interest shall actually be received by the Liquidating Trustee. Investments of any moneys held by the Liquidating Trustee shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs; provided, however, that the right and power of the Liquidating Trustee to invest the Trust Assets, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power to invest such Trust Assets (pending periodic distributions in accordance with Section 3.7 hereof) in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as Treasury bills; and provided further, that the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust and a fixed investment trust, within the meaning of Treasury Regulation Section 301.7701-4, may be permitted to invest in, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise. The Liquidating Trustee shall not "vary the investment" within the meaning of Treasury Regulation Section 301.7701-4(c). Any investment made as provided for herein must mature prior to the date of the next scheduled distribution, but in no event shall such investment have a maturity date in excess of twelve (12) months from the date of the acquisition of such investment.

                  4.6 Authorization to Expend Trust Assets. The Liquidating Trustee may expend the Trust Assets (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the Trust Assets during liquidation, (ii) to pay all administrative expenses of the Liquidating Trust (including, but not limited to, any taxes imposed on the Liquidating Trust),
(iii) to fund the costs and expenses of the Plan Administrator, and (iv) to satisfy all other liabilities incurred or assumed by the Liquidating Trust (or to which the Trust Assets are otherwise subject) in accordance with the Trust Agreement or the Plan, including, without limitation, those liabilities set forth in Section 1.3 hereof.

                  4.7 Expense Reimbursement and Compensation.

                           (a) The Trust Assets shall be subject to the claims
                  of the Liquidating Trustee and the members of the Liquidating Trust Committee, and the Liquidating Trustee shall be entitled to reimburse itself and the members of the Liquidating Trust Committee out of any available Cash in the Liquidating Trust, for its actual out-of-pocket expenses and against and from any and all loss, liability, expense, or damage which the Liquidating Trustee or any such member may sustain in good faith and without willful misconduct, gross negligence, or fraud in the exercise and performance of any of the powers and duties of the Liquidating Trustee or the Liquidating Trust Committee under this Trust Agreement, provided that the provisions set forth in Section 4.3 hereof as applied to the Liquidating Trustee shall be deemed to apply to the members of the Liquidating Trust Committee as if the Liquidating Trust Committee was the subject of such Section 4.3. As compensation for the performance of its duties, the Liquidating Trustee will be entitled to bill hourly for the services (and at the specific rate) of the individuals listed on Exhibit A attached hereto, and such additional compensation that may be agreed upon by the Liquidating Trustee and the Unofficial Committees. Each member of the Liquidating Trust Committee shall be paid $40,000 per annum for a required six (6) meeting, and such other amounts as negotiated by the Liquidating Trustee and each member of the Liquidating Trust Committee for any additional meetings. In the event that a member of the Liquidating Trust Committee also serves on the Plan Administration Committee, such member shall only be entitled to receive $40,000 in the aggregate as base compensation for six (6) meetings.

                           (b) If the Cash in the Liquidating Trust shall be
                  insufficient to compensate and reimburse the Liquidating Trustee, including any professionals retained by the Liquidating Trustee, or the members of the Liquidating Trust Committee, as the case may be, for any amounts to which they are entitled hereunder and if the Liquidating Trustee shall be unable to borrow funds sufficient for such compensation and reimbursement in accordance with the terms of this Trust Agreement, then the Liquidating Trustee is hereby authorized, subject to Sections 3.3(b) and 3.3(c) hereof, to reduce to Cash that portion of the Trust Assets necessary so as to effect such compensation and reimbursement.

                  4.8 No Bond. The Liquidating Trustee shall serve without bond.

                  4.9 Confidentiality. The Liquidating Trustee shall, during the period that it serves as Liquidating Trustee under this Trust Agreement and for a period of twelve (12) months following the termination of this Trust Agreement or following its removal or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the Trust Assets relates or of which it has become aware in its capacity as Liquidating Trustee.

                                    ARTICLE V

                          SUCCESSOR LIQUIDATING TRUSTEE

                  5.1 Removal. The Liquidating Trustee may be removed with or without cause by (i) unanimous vote of the Liquidating Trust Committee, or (ii) the affirmative vote of more than seventy-five percent (75%) of all Liquidating Trust Units by written consent or at a meeting of holders of Liquidating Trust Units called for the purpose of removing the Liquidating Trustee. Such removal shall become effective on the later to occur of: (i) the date action is taken by the holders of Liquidating Trust Units or the Liquidating Trust Committee, as the case may be pursuant to this Section 5.1; or (ii) the appointment of a successor by the Liquidating Trust Committee or the Majority Holders and the acceptance by such successor of such appointment.

                  5.2 Resignation. The Liquidating Trustee may resign by giving not less than ninety (90) days' prior written notice thereof to the holders of Liquidating Trust Units. Such resignation shall become effective on the later to occur of: (i) the day specified in such notice; and (ii) the appointment of a successor by the Liquidating Trust Committee or the Majority Holders and the acceptance by such successor of such appointment. If a successor Liquidating Trustee is not appointed or does not accept its appointment within ninety (90) days following delivery of notice of resignation, the Liquidating Trustee may petition any court of competent jurisdiction for the appointment of a successor Liquidating Trustee.

                  5.3 Appointment of Successor upon Removal, Resignation, or Death. If the Liquidating Trustee is removed pursuant to Section 5.1, resigns pursuant to Section 5.2 or dies, the Liquidating Trust Committee may appoint a successor Liquidating Trustee. If a successor Liquidating Trustee is not appointed or does not accept its appointment within forty-five (45) days following such action for removal, delivery of notice of resignation or death of the predecessor Liquidating Trustee, as the case may be, the Majority Holders may appoint a successor Liquidating Trustee. If a successor Liquidating Trustee is not appointed or does not accept its appointment pursuant to the preceding sentence of this Section 5.3 within seventy-five (75) days following such action for removal, delivery of notice of resignation or death of the predecessor Liquidating Trustee, as the case may be, any holder of Liquidating Trust Units may petition any court of competent jurisdiction for the appointment of a successor Liquidating Trustee.

                  5.4 Acceptance of Appointment by Successor Liquidating Trustee. Any successor Liquidating Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such acceptance with the Liquidating Trust records. Thereupon, such successor Liquidating Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Liquidating Trust with like effect as if originally named herein; provided, however, that a removed or resigning Liquidating Trustee shall, nevertheless, when requested in writing by the successor Liquidating Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Liquidating Trustee under the Liquidating Trust all the estates, properties, rights, powers, and trusts of such predecessor Liquidating Trustee.

                                   ARTICLE VI

               REPORTS TO HOLDERS OF UNITS OF BENEFICIAL INTERESTS

6.1      Securities Laws, Tax and Other Reports to Holders of Liquidating Trust
         Units.

                           (a) Securities Laws. Under section 1145 of the
                  Bankruptcy Code, the issuance of Liquidating Trust Units under the Plan shall be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file periodic reports with the Securities and Exchange Commission.

                           (b) Other Reporting. If the Liquidating Trustee is
                  not required to file the periodic reports referred to in
                  Section 6.1(a) above, as soon as practicable after the end of each calendar year and six (6) months thereafter, and as soon as practicable upon termination of the Liquidating Trust, the Liquidating Trustee shall submit to each holder of Liquidating Trust Units appearing on its records as of the end of such period or such date of termination a written report including:
                  (i) financial statements of the Liquidating Trust for such period prepared on a modified cash basis or other comprehensive basis of accounting, and, if the end of a calendar year, a report of an independent certified public accountant employed by the Liquidating Trustee, which report shall reflect the result of such agreed upon procedures relating to the financial accounting administration of the Liquidating Trust as proposed by the Liquidating Trustee and approved by the Liquidating Trust Committee; (ii) a description of any action taken by the Liquidating Trustee in the performance of its duties which materially affects the Liquidating Trust and of which notice has not previously been given to the holders of Liquidating Trust Units; (iii) a summary, or actual report if deemed appropriate by the Liquidating Trustee, of any reports provided to the Debtors or Liquidating Trust, as the case may be, by the servicers of loans in which the Debtors' interest is a Trust Asset; and
                  (iv) if at the end of a calendar year, a separate statement for each holder of Liquidating Trust Units setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns. The Liquidating Trust's taxable income will be allocated pro rata to the holders of the Liquidating Trust Units based on the number of such Liquidating Trust Units held by a holder compared with the aggregate number of such Liquidating Trust Units outstanding. The Liquidating Trustee shall promptly submit additional reports to the holders of Liquidating Trust Units whenever a material event or change occurs which effects either the Liquidating Trust or the rights of the holder of Liquidating Trust Units hereunder. The Liquidating Trustee shall prepare, and distribute to holders of Liquidating Trust Units, a report describing the progress of converting Trust Assets to Cash and making distributions to holders of Liquidating Trust Units and any other material information relating to the Trust Assets and the administration of the Liquidating Trust. If the Liquidating Trustee is required to file the periodic reports described in
                  Section 6.1(a), then the Liquidating Trustee's obligations under this Section 6.1(b) shall be limited to reporting each Liquidating Trust Unit holder's share of income, gain, loss, credit or deduction for federal income tax purposes.

                           (c) Any report required to be distributed by the
                  Trustee under Section 6.1(b) shall also be distributed to the Liquidating Trust Committee and the Persons on the Special Notice List within ten Business Days of its distribution to holders of Liquidating Trust Units under Section 6.1(b). The Liquidating Trustee may post any report required to be provided under this Section 6.1 on the web site maintained by the Liquidating Trustee in lieu of actual notice to holders of Liquidating Trust Units subject to providing notice to the Special Notice List.

                                   ARTICLE VII

                        TERMINATION OF LIQUIDATING TRUST

                  7.1 Termination of Liquidating Trust. The Liquidating Trust will terminate on the earlier of: (a) thirty (30) days after the distribution of the Trust Assets in accordance with the terms of this Trust Agreement and the Plan; and (b) the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Court, upon motion by a party in interest, may extend the term of the Liquidating Trust if it is necessary to the liquidation of the Trust Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Court approval is obtained at least six (6) months prior to the expiration of each extended term. The aggregate of all such extensions shall not exceed three
(3) years, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Treas. Reg. ss. 301.7701-4(d) for federal income tax purposes. The Liquidating Trustee shall not unduly prolong the duration of the Liquidating Trust and shall at all times endeavor to resolve, settle or otherwise dispose of all claims that constitute Trust Assets and to effect the distribution of the Trust Assets to the holders of the Liquidating Trust Units in accordance with the terms hereof and terminate the Liquidating Trust as soon as practicable. Prior to and upon termination of the Liquidating Trust, the Trust Assets will be distributed to the holders of Liquidating Trust Units, pursuant to the provisions set forth in Section 3.7 hereof. If any Trust Assets are not duly claimed, such Trust Assets will be distributed, pro rata, to all holders of Liquidating Trust Units receiving Trust Assets pursuant to this Section 7.1. Thereafter, if there are still any Trust Assets not duly claimed, such Trust Assets will be disposed of in accordance with applicable law.

                                  ARTICLE VIII

                              AMENDMENT AND WAIVER

8.1 Any substantive provision of this Trust Agreement may be amended or waived by the Liquidating Trustee, upon notice to the Liquidating Trust Committee and Persons on the Special Notice List, with the approval of the Bankruptcy Court. Technical amendments to this Trust Agreement may be made, as necessary to clarify this Trust Agreement or enable the

Liquidating Trustee to effectuate the terms of this Trust Agreement, by the Liquidating Trustee and with the consent of the Liquidating Trust Committee. Notwithstanding this Section 8.1, any amendments to this Trust Agreement shall not be inconsistent with the purpose and intention of the Liquidating Trust to liquidate in an expeditious but orderly manner the Trust Assets in accordance with Treasury Regulation 301.7701-4(d) and Section 3.1 hereof.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  9.1 Intention of Parties to Establish Liquidating Trust. This Trust Agreement is intended to create a liquidating trust for federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Trust Agreement may be amended to comply with such federal income tax laws, which amendments may apply retroactively.

                  9.2 Preservation of Privilege and Defenses. In connection with the rights, claims, and Causes of Action that constitute the Trust Assets, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust shall vest in the Liquidating Trustee and its representatives, and the Debtors, and the Liquidating Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses.

                  9.3 Cooperation. The Debtors shall provide, and the Debtors shall cause the Surviving Special Purpose Entities to provide, the Liquidating Trustee with copies of such of their books and records as the Liquidating Trustee shall reasonably require for the purpose of performing its duties and exercising its powers hereunder. The officers and directors of the Surviving Special Purpose Entities shall cooperate with the Liquidating Trustee and shall provide information reasonably requested by the Liquidating Trustee.

                  9.4 Laws as to Construction. This Trust Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to rules governing the conflict of law.

                  9.5 Severability. If any provision of this Trust Agreement or the application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

                  9.6 Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended:

                  If to the Debtors:

                  ContiFinancial Corporation

                  277 Park Avenue
                  New York, New York  10172
                  (212) 208-2800
                  Attn:  Alan H. Fishman

                  with copies to:

                  Dewey Ballantine LLP
                  Attorneys for the Debtors
                  1301 Avenue of the Americas
                  New York, New York  10019-6092
                  (212) 259-8000
                  Attn:  Richard S. Miller, Esq.

                  Togut, Segal & Segal LLP
                  Attorneys for the Debtors
                  One Penn Plaza
                  New York, New York  10119
                  (212) 594-5000
                  Attn:  Albert Togut, Esq.

                  If to the Liquidating Trustee:

                  Jeffrey H. Beck
                  6555 N. Powerline Road
                  Suite 408
                  Fort Lauderdale, Florida 33309
                  (954) 958-8070

                  with a copy to:

                  Bilzin Sumberg Dunn Baena Price
                    & Axelrod LLP
                  2500 First Union Financial Center
                  200 South Biscayne Boulevard
                  Miami, Florida 33131-2336
                  Attn:    Scott L. Baena, Esq.

                  If to a holder of a Liquidating Trust Unit:

                  To the name and address set forth on the registry maintained by the Liquidating Trustee.

                  9.7 Headings. The section headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof.

                  9.8 Relationship to the Plan. The principal purpose of this Trust Agreement is to aid in the implementation of the Plan and therefore this Trust Agreement incorporates the provisions of the Plan. To that end, the Liquidating Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, and to seek any orders from the Bankruptcy Court in furtherance of implementation of the Plan and this Trust Agreement. If any provisions of this Trust Agreement are found to be inconsistent with the provisions of the Plan, the provisions of this Trust Agreement shall control.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

                                 ContiFinancial Corporation, et al.

                                 Debtors and Debtors in Possession



                                 By:
                                     -------------------------------------------
                                     Name:  Alan H. Fishman
                                     Title: President & Chief Executive Officer



                                     -------------------------------------------
                                     Jeffrey H. Beck, as Liquidating Trustee

                                    EXHIBIT B

                          PLAN ADMINISTRATION AGREEMENT

                                                                            FORM



                          PLAN ADMINISTRATION AGREEMENT

                  This Plan Administration Agreement (the "Administration Agreement"), dated as of December __, 2000, by and between ContiFinancial Corporation, ContiTrade Services LLC, ContiMortgage Corporation, ContiWest Corporation, ContiFinancial Services Corporation, Resource One Consumer Discount Company, Inc., Warminster National Abstract, Inc., Keystone Capital Group, Inc., Keystone Mortgage Investments, Inc., ZTS Corp., Resource One Mortgage of Oxford Valley, Inc., Resource One Consumer Discount Company of Minnesota, Inc., Resource One Mortgage of Delaware Valley, Inc., ResourceCorp Financial, Inc., ContiInsurance Agency, Inc., Crystal Mortgage Company, Inc., Lenders M.D., Inc., California Lending Group, Inc. d/b/a United Lending Group, ContiAsset Receivables Management L.L.C., Royal Mortgage Partners, L.P. a/k/a Royal Mortgagebanc and Fidelity Mortgage Decisions Corporation (collectively, the "Debtors") and Jeffrey H. Beck as Plan Administrator, executed in connection with the Third Amended Joint Plan of Reorganization of ContiFinancial Corporation and Affiliates Under Chapter 11 of the Bankruptcy Code (the "Plan"), filed on December 18, 2000, as may be amended, by the Debtors in the United States Bankruptcy Court for the Southern District of New York (the "Court") including any subsequent amendments filed by the Debtors, which Plan provides for the establishment of a disputed claims reserve trust evidenced hereby (the "Disputed Claims Reserve Trust") to resolve all disputed claims and reserve distributions for the benefit of holders of Disputed Claims that subsequently become Allowed and holders of General Unsecured Claims against the Settlement Debtors with respect to the Settlement Debtors Premium, whether such claims are Allowed on or after the Effective Date of the Plan. Except with respect to the terms defined herein, all capitalized terms contained herein shall have the meanings ascribed to them in the Plan and the Liquidating Trust Agreement executed on even date herewith.

                               W I T N E S S E T H

                  WHEREAS, the Plan provides for, among other things, the Distribution to the Disputed Claims Reserve Trust for the benefit of holders of Disputed Claims which become Allowed Claims and holders of General Unsecured Claims against the Settlement Debtors with respect to the Settlement Debtors Premium, whether such claims are Allowed on or after the Effective Date;

                  WHEREAS, the Disputed Claims Reserve Trust is created pursuant to, and to effectuate, the Plan;

                  WHEREAS, the Disputed Claims Reserve Trust is established for the sole purpose of resolving claims and holding, receiving and disbursing Distributions for the benefit of the holders of Disputed Claims that become Allowed and the holders of General Unsecured Claims against the Settlement Debtors with respect to the Settlement Debtors Premium, whether such claims are Allowed on or after the Effective date, with no objective or authority to continue or engage in the conduct of a trade or business;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, the Debtors and the Plan Administrator agree as follows:

                                    ARTICLE I

               ESTABLISHMENT OF THE DISPUTED CLAIMS RESERVE TRUST

                  1.1 Transfer of Property to Plan Administrator

                  (a) Pursuant to the Plan, the Debtors and the Plan Administrator hereby establish the Disputed Claims Reserve Trust on behalf of holders of Disputed Claims that become Allowed and holders of General Unsecured Claims against the Settlement Debtors with respect to the Settlement Debtors Premium, whether such claims are Allowed on or after the Effective Date of the Plan, and the Debtors hereby transfer, assign, and deliver to the Plan Administrator all of their right, title, and interest in the Liquidating Trust Units and Cash in the amount to be determined as provided under the Plan free and clear of any Lien, Claim or Interest in such property of any other Person or entity except as provided in the Plan. The Plan Administrator agrees to accept and hold the Cash and Liquidating Trust Units as provided under the Plan in trust for holders of Disputed Claims that become Allowed and holders of General Unsecured Claims against the Settlement Debtors with respect to the Settlement Debtors Premium, whether such claims are Allowed on or after the Effective Date of the Plan, subject to the terms of this Administration Agreement.

                  (b) Pursuant to the Plan, the Debtors shall transfer the Settlement Debtors Premium (minus the Settlement Debtors Premium Initial Distribution) to the Plan Administrator to be held for the benefit of holders of General Unsecured Claims against the Settlement Debtors in the Disputed Claims Reserve Trust for Distribution, in accordance with Section 5.07(d) of the Plan.

                  1.2 Title to Transferred Assets

                  (a) The transfer of the Cash and Liquidating Trust Units to the Disputed Claims Reserve Trust shall be made for the benefit of the holders of Disputed Claims that become Allowed and the holders of General Unsecured Claims against the Settlement Debtors with respect to the Settlement Debtors Premium, whether such claims are Allowed on or after the Effective Date of the Plan. In this regard, the Cash and Liquidating Trust Units will be transferred (subject to the liabilities indicated herein) to the Disputed Claims Reserve Trust, to be held by the Plan Administrator on behalf of holders of Disputed Claims that become Allowed and holders of General Unsecured Claims against the Settlement Debtors with respect to the Settlement Debtors Premium, whether such claims are Allowed on or after the Effective Date of the Plan. Upon the transfer of the Cash and Liquidating Trust Units to the Disputed Claims Reserve Trust, the Debtors will have no further interest in or with respect to such property or this Disputed Claims Reserve Trust.

                  (b) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Plan Administrator, the Liquidating Trustee, the holders of Disputed Claims and the holders of Liquidating Trust Units) shall treat the transfer of Cash and Liquidating Trust Units to the Disputed Claims Reserve Trust, as set forth in this Section 1.2 and in accordance with the Plan.

                  1.3 Assignment and Assumption of Claims. In accordance with
Section 1.2 hereof and as provided for under the Plan, the Debtors hereby transfer the Cash and Liquidating Trust Units to the Disputed Claims Reserve Trust, and the Plan Administrator on behalf of the Disputed Claims Reserve Trust hereby assumes and agrees that all such Cash and Liquidating Trust Units will be transferred to the Disputed Claims Reserve Trust subject to the following liabilities, if any: Disputed Claims that become Allowed on or after the Effective Date; but specifically excluding any (i) Claims which have been barred, discharged or released pursuant to the Plan, the Confirmation Order or any other Order of the Bankruptcy Court and (ii) claims against the Surviving Special Purpose Entities.

                  1.4 Intentionally Omitted.

                  1.5 Appointment of the Plan Administrator. The Plan Administrator shall be Jeffrey H. Beck. The Plan Administrator may serve on the boards of directors of the Surviving Special Purpose Entities. The Plan Administrator may serve in a separate capacity as the Liquidating Trustee.

                  1.6 Plan Administration Committee. Raymond Wechsler, Phil Vincent and Gene Davis shall be nominated and appointed as individuals who shall serve as members of the Plan Administration Committee that will advise the Plan Administrator and make certain determinations regarding the resolution of Disputed Claims (provided that such determinations otherwise could have been made by the Plan Administrator in accordance with the provisions of this Administration Agreement and the Plan). The Plan Administration Committee initially shall consist of the 3 members identified, who each shall serve for an initial term of two years. Thereafter, members of a subsequent Plan Administration Committee shall be appointed by the previous Plan Administration Committee. Unless otherwise specified herein, approval of a majority of the members of such Plan Administration Committee shall be required for the Plan Administration Committee to act, provided that the Plan Administration Committee may delegate responsibility for discrete issues or decisions to one or more of its members. The Plan Administrator shall notify the holders of Disputed Claims and holders of Allowed Class 5 Claims of the establishment of a Plan Administration Committee pursuant to this Section 1.6 and the identities of its members promptly following such Plan Administration Committee's formation. In the event that a member of the Plan Administration Committee resigns prior to the expiration of his term or is otherwise unable to serve out his term, the remaining members of the Plan Administration Committee shall select the successor to serve the remainder of such term. The Plan Administration Committee shall have the rights and powers set forth herein. In the event that a Plan Administration Committee shall not be formed and continuing to exist under this Administration Agreement, all references herein to required approval or other action of such Plan

Administration Committee shall be of no force or effect. In performance of their duties hereunder, members of the Plan Administration Committee shall be entitled to receive (i) reimbursement of reasonable expenses, (ii) indemnification as set forth in Section 4.7 hereof, and (iii) compensation as provided for in Section
4.7 hereof. The members of the Plan Administration Committee may serve on the boards of directors of the Surviving Special Purpose Entities.

                                   ARTICLE II

                          Units of beneficial interests

                  2.1 Identification of Holders of Liquidating Trust Units. The Plan Administrator shall notify the Liquidating Trustee, in writing, of any Person or entity receiving a Liquidating Trust Unit on account of such Person's or entity's Disputed Claim having become Allowed. Thereafter, the holders of Disputed Claims that become Allowed and, as a result, receive Liquidating Trust Units shall be recorded and set forth in a register maintained by the Liquidating Trustee expressly for such purpose. The distribution of Liquidating Trust Units to either a holder of an Allowed Class 5 Claim or holder of a Disputed Claim that becomes an Allowed Class 5 Claim shall be accomplished as set forth in the Plan.

                                   ARTICLE III

               PURPOSE, AUTHORITY, LIMITATIONS, AnD DISTRIBUTIONS

                  3.1 Purpose of the Disputed Claims Reserve Trust. The Disputed Claims Reserve Trust shall be established for resolving Disputed Claims and for winding up the affairs and dissolving the Debtors with no objective to continue or engage in the conduct of a trade or business. Accordingly, the Plan Administrator shall, in an expeditious but orderly manner, resolve Disputed Claims, make timely Distributions and not unduly prolong the duration of the Disputed Claims Reserve Trust. Subject to Section 3.3 hereof, the resolution of Disputed Claims may be accomplished through the objection to or settlement of such Claims.

                  3.2 Authority of Plan Administrator. In connection with the administration of the Disputed Claims Reserve Trust, except as set forth in this Administration Agreement, the Plan Administrator is authorized to perform any and all acts necessary and desirable to accomplish the purposes of the Disputed Claims Reserve Trust. Without limiting, but subject to, the foregoing, the Plan Administrator shall be expressly authorized, but shall not be required, to:

                  (a) hold legal title to any property transferred to the Disputed Claims Reserve Trust and assert all rights of the holders of Liquidating Trust Units, including but not limited to, collecting, receiving any and all money and other property belonging to the Disputed Claims Reserve Trust and the right to vote any claim or interest in a case under the Bankruptcy Code and receive any distribution therein; provided, however, that with respect to the Liquidating Trust Units held in the Disputed Claims Reserve Trust, neither the Plan Administrator, nor any other party, shall be entitled to vote any such Liquidating Trust Units in any matter that requires the approval of the holders of all outstanding Liquidating Trust Units;

                  (b) perform the duties, exercise the powers and assert the rights of a trustee under Sections 704 and 1106 of the Bankruptcy Code, including without limitation, the prosecution of objections to Disputed Claims;

                  (c) protect and enforce the rights to the property transferred to the Disputed Claims Reserve Trust by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

                  (d) compromise, adjust, arbitrate, sue on or defend, pursue, prosecute, abandon, or otherwise deal with and settle, in accordance with the terms set forth in Section 3.3 hereof, claims and Causes of Action in favor of or against the Debtors or the Disputed Claims Reserve Trust as the Plan Administrator shall deem advisable subject to the authority of Liquidating Trustee;

                  (e) determine and satisfy any and all liabilities created, incurred or assumed by the Disputed Claims Reserve Trust;

                  (f) file, if necessary, any and all tax and information returns with respect to the Disputed Claims Reserve Trust and pay taxes properly payable by the Disputed Claims Reserve Trust, if any;

                  (g) obtain insurance coverage with respect to the liabilities and obligations of the Plan Administrator and the members of the Plan Administration Committee under this Administration Agreement (in the form of an errors and omissions policy or otherwise);

                  (h) retain and pay such independent law firms as counsel to the Disputed Claims Reserve Trust as the Plan Administrator in its sole discretion may select to aid in the resolution of any Disputed Claim or related claims, and to perform such other functions as may be appropriate in the Plan Administrator's sole discretion. The Plan Administrator may commit the Disputed Claims Reserve Trust to and shall pay such independent law firms reasonable compensation for services rendered and expenses incurred. A law firm shall not be disqualified from serving as independent counsel to the Disputed Claim Reserve Trust solely because of its retention as counsel to the Liquidating Trust or its prior retention as counsel to the Debtors;

                  (i) retain and pay an independent public accounting firm to perform such reviews and/or audits of the financial books and records of the Disputed Claims Reserve Trust as may be appropriate in the Plan Administrator's sole discretion and to prepare and file any tax returns or informational returns for the Disputed Claims Reserve Trust as may be required. The Plan Administrator may commit the Disputed Claims Reserve Trust to and shall pay such independent public accounting firm reasonable compensation for services rendered and expenses incurred;

                  (j) execute offsets against Claims as provided for in the Plan;

                  (k) assert or waive any privilege or defense on behalf of the Disputed Claims Reserve Trust or the Debtors;

                  (l) retain and pay such third parties as the Plan Administrator, in its sole discretion, may deem necessary or appropriate to assist the Plan Administrator in carrying out its powers and duties under this Administration Agreement. The Plan Administrator may commit the Disputed Claims Reserve Trust to and shall pay all such persons or entities reasonable compensation for services rendered and expenses incurred, as well as commit the Disputed Claims Reserve Trust to indemnify any such parties in connection with the performance of services;

                  (m) employ such employees as the Plan Administrator, in its sole discretion and as consistent with the purposes of the Liquidating Trust, may deem necessary or appropriate to assist the Plan Administrator in carrying out its powers and duties under this Administration Agreement. The Plan Administrator may commit the Disputed Claims Reserve Trust to and shall pay all such employees reasonable salary in the amounts it shall determine to be appropriate and any employee benefits it may establish pursuant to Section 3.2(o) below. If the Plan Administrator shall employ employees pursuant to this
Section 3.2(n), the Plan Administrator shall establish payroll procedures and pay any and all federal, state or local tax withholding required under applicable law with respect to any such employees, and it will take all other actions it deems necessary to effectuate the provisions of this Section 3.2(n).

                  (n) establish and adopt or cease to provide employee benefits for the benefit of any employees described in Section 3.2(n) above as the Plan Administrator, in its sole discretion and as consistent with the purposes of the Liquidating Trust, may deem necessary or appropriate, including the adoption of any group health plan.

                  (o) invest any moneys held as part of the Disputed Claims Reserve Trust in accordance with the terms of Section 4.5 hereof;

                  (p) request any appropriate tax determination, including, without limitation, a determination pursuant to Section 505 of the Bankruptcy Code;

                  (q) seek the examination of any entity under, and subject to, the provisions of Bankruptcy Rule 2004;

                  (r) wind up the affairs and dissolve the Debtors and any affiliates of the Debtors that are not Surviving Special Purpose Entities as quickly as reasonably practical. The Plan Administrator shall act as the authorized signatory to execute on behalf of each Debtor and any Affiliate any and all documents necessary to accomplish such dissolution; and

                  (s) take or refrain from taking any and all actions the Plan Administrator reasonably deems necessary for the continuation, protection and maximization of the assets of the Disputed Claims Reserve Trust or to carry out the purposes hereof.

                  3.3 Certain Actions by the Plan Administrator.

                  (a) The Plan Administrator shall be empowered to and, in its sole discretion (subject to this Section 3.3 hereof) may, take all appropriate action with respect to resolution of the Disputed Claims consistent with the purpose of the Disputed Claims Reserve Trust, including, without limitation, the prosecution, settlement or other resolution of claims and Causes of Action. Notwithstanding the foregoing, the Plan Administrator shall prior to entering into any proposed settlement of a Disputed Claim for an amount in excess of $500,000, procure the approval of the Plan Administration Committee.

                  (b) Notwithstanding anything contained in this Administration Agreement to the contrary, the Plan Administrator may, but is not required to, submit a proposed action to a court of competent jurisdiction, including the Bankruptcy Court, for its approval, on notice to the Plan Administration Committee and any party affected by the proposed action, and may comply with any action approved by such court, and shall have no obligation to submit any such action to the procedures set forth in this Section 3.3.

                  3.4 Limitation of Plan Administrator's Authority. Notwithstanding anything herein to the contrary, the Plan Administrator shall not and shall not be authorized to engage in any trade or business and shall take such actions consistent with the resolution of Disputed Claims as are required by applicable law, and such actions permitted under Sections 3.2, 3.3, 3.6, 3.7 and 4.5 hereof.

                  3.5 Books and Records. The Plan Administrator shall maintain in respect of the Disputed Claims Reserve Trust books and records relating to the property and income of the Disputed Claims Reserve Trust and the payment of expenses of, and liabilities of claims against or assumed by, the Disputed Claims Reserve Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof to the Liquidating Trustee and to comply with applicable provisions of law. Such books and records shall be maintained on a modified cash or other comprehensive basis of accounting necessary to facilitate compliance with the tax reporting requirements of the Disputed Claims Reserve Trust. Except as otherwise may be provided herein, nothing in this Administration Agreement requires the Plan Administrator to file any accounting or seek approval of any court with respect to the administration of the Disputed Claims Reserve Trust, or as a condition for managing any payment or distribution out of the Disputed Claims Reserve Trust. The Liquidating Trustee, holders of Disputed Claims and holders of Allowed Class 5 Claims shall have the right upon thirty (30) days' prior written notice delivered to the Plan Administrator to inspect such books and records, provided that, if so requested, such holders shall have entered into a confidentiality agreement satisfactory in form and substance to the Plan Administrator.

                  3.6 Additional Powers. Except as otherwise set forth in this Administration Agreement or in the Plan, and subject to the Treasury Regulations governing fixed investment trusts and the retained jurisdiction of the Court as provided for in the Plan, but without prior or further authorization, the Plan Administrator may control and exercise authority over the property of the Disputed Claims Reserve Trust and over the protection, conservation and disposition thereof. No person dealing with the Disputed Claims Reserve Trust shall be obligated to inquire into the authority of the Plan Administrator in connection with the protection, conservation or disposition of such property.

                  3.7 Distribution of Assets in the Disputed Claims Reserve
Trust.

                  (a) Subject to the Plan and Section 4.5 hereof, on the first Quarterly Distribution Date from and after the Initial Distribution Date, or as soon thereafter as practicable, the Plan Administrator shall make Ratable Distributions, in accordance with the provisions of the Plan (calculated as of such Quarterly Distribution Date), of Cash and/or Liquidating Trust Units reserved for any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and any Allowed General Unsecured Claim against the Settlement Debtors, to the holder of such Allowed Claims or the relevant Paying Agent, as the case may be. Holders of such Claims will also be entitled to receive any Distributions received on and after the Effective Date on account of the Liquidating Trust Units distributed to such holder on account of its Allowed Claim from the Liquidating Trust. Any Distributions held in the Disputed Claims Reserve Trust for the benefit of a holder of a Disputed Claim, which is subsequently Disallowed, in whole or part, shall be distributed on the Annual Distribution Date on a Ratable basis to holders of Liquidating Trust Units.

                  Notwithstanding anything to the contrary in this Section 3.7(a) or in Section 3.7(b) below, prior to making any Distribution to the holders of Disputed Claims that have become Allowed and the holders of General Unsecured Claims against the Settlement Debtors with respect to the Settlement Debtors Premium, whether such claims are Allowed on or after the Effective Date of the Plan,, the Plan Administrator may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the property of the Disputed Claims Reserve Trust during liquidation, (ii) to pay reasonable estimated administrative expenses (including any taxes imposed on the Disputed Claims Reserve Trust or in respect of the Cash and/or Liquidating Trust Units of the Disputed Claims Reserve Trust), (iii) as the Plan Administrator may deem necessary to provide further funding to the Disputed Claims Reserve Trust, and (iv) to satisfy other liabilities incurred or assumed by the Disputed Claims Reserve Trust (or to which such property is otherwise subject), all for the term of the Disputed Claims Reserve Trust and in accordance with this Administration Agreement or the Plan.

                  (b) Quarterly Distribution; Withholding. On each Quarterly Distribution Date, the Plan Administrator shall distribute from the Disputed Claims Reserve Trust (i) to the holders of Disputed Claims that have become Allowed Claims during the preceding calendar quarter, Cash and Liquidating Trust Units as provided for in accordance with the Plan and (ii) to the holders of Allowed General Unsecured Claims against the Settlement Debtors, the Settlement Debtors Premium, as provided for in the Plan. Notwithstanding anything to the contrary herein or in the Plan, no Distribution shall be made on any Quarterly Distribution Date, unless the aggregate Distribution on such Quarterly Distribution Date would be in excess of $10,000 in value. The Plan Administrator may withhold from amounts distributable to any Person any and all amounts, determined in the Plan Administrator's reasonable sole discretion, required by any law, regulation, rule, ruling, directive or other governmental requirement.

                  (c) Manner of Payment or Distribution. All Distributions made by the Plan Administrator to holders of Disputed Claims that have become Allowed Claims and to holders of Allowed General Unsecured Claims against the Settlement Debtors with respect to the Settlement Debtors Premium, whether such claims are Allowed on or after the Effective Date of the Plan, shall be payable to the holders of such Allowed Claims of record as of the 15th day prior to the date scheduled for the distribution, unless such day is not a Business Day, then such day shall be the following Business Day (the "Record Date"). If the Distribution shall be in Cash, the Plan Administrator shall distribute such Cash by wire, check, or such other method as the Plan Administrator deems appropriate under the circumstances.

                  3.8 Reporting Duties.

                  (a) Federal Income Tax. The Plan Administrator shall file returns for the Disputed Claims Reserve Trust as a trust.

                  (b) Other. The Plan Administrator shall also file (or cause to be filed) any other statements, returns or disclosures relating to the Disputed Claims Reserve Trust that are required by any governmental authority.

                  3.9 Compliance with Laws. Any and all distributions of Cash and/or Liquidating Trust Units and proceeds of borrowings, if any, shall be in compliance with applicable laws, including, but not limited to, applicable federal and state securities laws.

                                   ARTICLE IV

                             THE PLAN ADMINISTRATOR

                  4.1 Generally. The Plan Administrator's powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of this Disputed Claims Reserve Trust and Sections 3.3 and 3.4 hereof and not otherwise, except that the Plan Administrator may deal with the property of the Disputed Claims Reserve Trust for its own account as permitted by Section
4.7 hereof.

                  4.2 Responsibilities of Plan Administrator. The Plan Administrator, under the direction of the Plan Administration Committee, shall, in an expeditious but orderly manner, make and file objections to and settle, compromise or otherwise resolve Disputed Claims in accordance with the Plan, the Bankruptcy Code and Bankruptcy Rules. The Plan Administrator shall file and serve a copy of each objection upon the holder of the Disputed Claim to which an objection is made and upon the Liquidating Trustee, as soon as practicable, but in no event later than (i) one hundred-twenty days after the Effective Date, or (ii) such other time as may be fixed or extended by the order of the Bankruptcy Court. Subject to the Plan and this Administration Agreement, after the Effective Date, the Plan Administrator may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Liquidating Trustee or the Liquidating Trust Committee shall have standing and be entitled to contest the settlement, compromise or resolution of any Disputed Claim.

                  4.3 Liability of Plan Administrator. In no event shall the Plan Administrator be personally liable for any claim asserted against the Disputed Claims Reserve Trust. Notwithstanding anything to the contrary set forth herein, no provision of this Administration Agreement shall be construed to relieve the Plan Administrator from liability for its own grossly negligent actions, its own grossly negligent failure to act, or its own fraud or willful misconduct, except that:

                  (a) the Plan Administrator shall be liable only for the performance of such duties and obligations as are specifically set forth in this Administration Agreement; and

                  (b) the Plan Administrator shall not be liable for any error of judgment made in good faith, or with respect to any action taken or omitted to be taken in good faith, unless the Plan Administrator was reckless and grossly negligent.

                  4.4 Reliance by Plan Administrator. Except as otherwise provided in Section 4.3 hereof:

                  (a) the Plan Administrator may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties;

                  (b) the Plan Administrator may consult with any and all professionals to be selected by him, and the Plan Administrator shall not be liable for any action taken or omitted to be taken by him in accordance with the advice of such professionals; and

                  (c) persons dealing with the Plan Administrator shall look only to the Cash in the Disputed Claims Reserve Trust to satisfy any liability incurred by the Plan Administrator to such person in carrying out the terms of this Administration Agreement, and the Plan Administrator shall have no personal obligation to satisfy any such liability.

                  4.5 Investment and Safekeeping of Assets. All moneys and other property received by the Plan Administrator shall, until distributed or paid over as herein provided, be held in trust for the benefit of the holders of Disputed Claims that become Allowed and holders of Allowed General Unsecured Claims against the Settlement Debtors, and need not be segregated unless and to the extent required by law or the Plan. The Plan Administrator shall be under no liability or obligation for interest or producing income on any moneys received by him hereunder and held for distribution or payment to the holders of Disputed Claims that become Allowed and to the holders of Allowed General Unsecured Claims against the Settlement Debtors, except as such interest shall actually be received by the Plan Administrator. Investments of any moneys held by the Plan Administrator shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs; provided, however, that the right and power of the Plan Administrator to invest the Cash, the proceeds thereof, or any income earned by the Disputed Claims Reserve Trust, shall be limited to the right and power to invest such Cash (pending periodic distributions in accordance with Section 3.7 hereof) in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as Treasury bills, consistent with the purposes of the Liquidating Trust.

                  4.6 Authorization to Expend Cash. The Plan Administrator may expend Cash (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the property in the Disputed Claims Reserve Trust during liquidation, (ii) to pay all administrative expenses of the Disputed Claims Reserve Trust (including, but not limited to, any taxes imposed on the Disputed Claims Reserve Trust), (iii) to fund the costs and expenses of the Plan Administrator, and (iv) to satisfy all other liabilities incurred or assumed by the Disputed Claims Reserve Trust (or to which such property is otherwise subject) in accordance with the Administration Agreement or the Plan, including, without limitation, those liabilities set forth in Section 1.3 hereof.

                  4.7 Expense Reimbursement and Compensation.

                  (a) The Cash in the Disputed Claims Reserve Trust shall be subject to the claims of the Plan Administrator and the members of the Plan Administration Committee, and the Plan Administrator shall be entitled to reimburse itself and the members of the Plan Administration Committee out of any available Cash in the Disputed Claims Reserve Trust, for its actual out-of-pocket expenses and against and from any and all loss, liability, expense, or damage which the Plan Administrator or any such member may sustain in good faith and without willful misconduct, gross negligence, or fraud in the exercise and performance of any of the powers and duties of the Plan Administrator or the Plan Administration Committee under this Administration Agreement, provided that the provisions set forth in Section 4.3 hereof as applied to the Plan Administrator shall be deemed to apply to the members of the Plan Administration Committee as if the Plan Administration Committee was the subject of such Section 4.3. As compensation for the performance of its duties, the Plan Administrator will be entitled to bill hourly for the services (and at the specific rate) of the individuals listed on Exhibit A attached hereto, and such additional compensation that may be agreed upon by the Plan Administrator and the Unofficial Committees. Each member of the Plan Administration Committee shall be paid $40,000 per annum for a required six (6) meeting and such other amounts as negotiated by the Plan Administrator and each member of the Plan Administration Committee for any additional meetings. In the event that a member of the Plan Administration Committee also serves on the Liquidating Trust Committee, such member shall only be entitled to receive $40,000 in the aggregate as base compensation for six (6) meetings.

                  (b) If the Cash in the Disputed Claims Reserve Trust shall be insufficient to compensate and reimburse the Plan Administrator or the members of the Plan Administration Committee, as the case may be, for any amounts to which they are entitled hereunder and if the Plan Administrator shall be unable to obtain funds from the Liquidating Trust or borrow funds sufficient for such compensation and reimbursement in accordance with the terms of this Administration Agreement, then the Plan Administrator is hereby authorized, subject to Section 3.3 hereof, to reduce to Cash that portion of the property of the Disputed Claims Reserve Trust necessary so as to effect such compensation and reimbursement.

                  4.8 No Bond. The Plan Administrator shall serve without bond.

                  4.9 Confidentiality. The Plan Administrator shall, during the period that it serves as Plan Administrator under this Administration Agreement and for a period of twelve (12) months following the termination of this Administration Agreement or following its removal or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the assets of Disputed Claims Reserve Trust relates or of which it has become aware in its capacity as Plan Administrator.

                                    ARTICLE V

                          SUCCESSOR PLAN ADMINISTRATOR

                  5.1 Removal. The Plan Administrator may be removed with or without cause by unanimous vote of the Plan Administration Committee. Such removal shall become effective on the appointment of a successor by the Plan Administration Committee and the acceptance by such successor of such appointment.

                  5.2 Resignation. The Plan Administrator may resign by giving not less than ninety (90) days' prior written notice thereof to the Plan Administration Committee. Such resignation shall become effective on the later to occur of: (i) the day specified in such notice; and (ii) the appointment of a successor by the Plan Administration Committee and the acceptance by such successor of such appointment. If a successor Plan Administrator is not appointed or does not accept its appointment within ninety (90) days following delivery of notice of resignation, the Plan Administrator may petition any court of competent jurisdiction for the appointment of a successor Plan Administrator.

                  5.3 Appointment of Successor upon Removal, Resignation or Death. If the Plan Administrator is removed pursuant to Section 5.1 or resigns pursuant to Section 5.2 or dies, the Plan Administration Committee may appoint a successor Plan Administrator. If a successor Plan Administrator is not appointed or does not accept its appointment pursuant to the preceding sentence of this
Section 5.3 within seventy-five (75) days following such action for removal, delivery of notice of resignation or the death of the predecessor Plan Administrator, as the case may be, any member of the Plan Administration Committee may petition any court of competent jurisdiction for the appointment of a successor Plan Administrator.

                  5.4 Acceptance of Appointment by Successor Plan Administrator. Any successor Plan Administrator appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such acceptance with the Disputed Claims Reserve Trust and the Liquidating Trust records. Thereupon, such successor Plan Administrator shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Disputed Claims Reserve Trust with like effect as if originally named herein; provided, however, that a removed or resigning Plan Administrator shall, nevertheless, when requested in writing by the successor Plan Administrator, execute and deliver an instrument or instruments conveying and transferring to such successor Plan Administrator under the Disputed Claims Reserve Trust all the estates, properties, rights, powers, and trusts of such predecessor Plan Administrator.

                                   ARTICLE VI

                  TERMINATION OF DISPUTED CLAIMS RESERVE TRUST

                  6.1 Termination of Disputed Claims Reserve Trust. The Disputed Claims Reserve Trust will terminate upon the filing with Bankruptcy Court of a written certification by the Plan Administrator that (i) the Plan Administrator has dissolved the Debtors or disposed of all of the Debtors common stock and
(ii) all Disputed Claims have been resolved and that all Distributions and other dispositions of all Cash and/or Liquidating Trust Units required under the Plan to be made from the Disputed Claims Reserve Trust have been made. Such written certification shall be sent by the Plan Administrator to the Liquidating Trustee within 15 days of the satisfaction of the conditions set forth in the immediately preceding sentence. Upon termination, all Cash and other assets then remaining in the Disputed Claims Reserve Trust which is de minimus in nature and for which distribution to holders of Liquidating Trust Units is unduly burdensome shall be paid to the Liquidating Trust.

                                   ARTICLE VII

                              AMENDMENT AND WAIVER

                  7.1 Any substantive provision of this Administration Agreement may be amended or waived with the approval of the Plan Administration Committee. Upon notice to the holders of Disputed Claims and Allowed Class 5 Claims, technical amendments to this Administration Agreement may be made, as necessary to clarify this Administration Agreement or enable the Plan Administrator to effectuate the terms of this Administration Agreement, with the consent of the Plan Administrator and the Plan Administration Committee. In addition, notwithstanding any provision set forth herein to the contrary, the Plan Administrator may enter into and effect any settlement or other resolution of any Disputed Claim without the consent of the Plan Administration Committee; provided, however, that such settlement or resolution shall have been approved by the Court.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  8.1 Intentionally Omitted.

                  8.2 Preservation of Privilege and Defenses. In connection with the rights, claims, and Causes of Action that constitute the property of the Disputed Claims Reserve Trust, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Disputed Claims Reserve Trust shall vest in the Plan Administrator and its representatives, and the Debtors and the Plan Administrator are authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses.

                  8.3 Cooperation. The Debtors shall provide, and the Debtors shall cause the Surviving Special Purpose Entities to provide, the Plan Administrator with copies of such of their books and records as the Plan Administrator shall reasonably require for the purpose of performing its duties and exercising its powers hereunder. The officers and directors of the Surviving Special Purpose Entities shall cooperate with the Plan Administrator and shall provide information reasonably requested by the Plan Administrator.

                  8.4 Laws as to Construction. This Administration Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to rules governing the conflict of law.

                  8.5 Severability. If any provision of this Administration Agreement or the application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Administration Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Administration Agreement shall be valid and enforced to the fullest extent permitted by law.

                  8.6 Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended:

                  If to the Debtors:

                  ContiFinancial Corporation
                  277 Park Avenue
                  New York, New York  10172
                  (212) 208-2800
                  Attn: Alan H. Fishman
                  with copies to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019
                  Attn:  Richard S. Miller, Esq.

                  Togut, Segal & Segal
                  One Penn Plaza - Suite 3335
                  New York, New York 10119
                  Attn:  Albert Togut, Esq.

                  If to the Plan Administrator:

                  Jeffrey H. Beck
                  655 N. Powerline Road
                  Suite 408
                  Fort Lauderdale, Florida 33309
                  (954) 958-8070

                  with a copy to:

                  Bilzin Sumberg Dunn Baena Price
                    & Axelrod LLP
                  2500 First Union Financial Center
                  200 South Biscayne Boulevard
                  Miami, Florida 33131-2336
                  Attn:    Scott L. Baena, Esq.

                  8.7 Headings. The section headings contained in this Administration Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Administration Agreement or of any term or provision hereof.

                  8.8 Relationship to the Plan. The principal purpose of this Administration Agreement is to aid in the implementation of the Plan and therefore this Administration Agreement incorporates the provisions of the Plan. To that end, the Plan Administrator shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, and to seek any orders from the Bankruptcy Court in furtherance of implementation of the Plan and this Administration Agreement. If any provisions of this Administration Agreement are found to be inconsistent with (a) the provisions of the Plan, the provisions of this Administration Agreement shall control or (b) the provisions of the Liquidating Trust Agreement, the provisions of the Liquidating Trust Agreement shall control.

                  IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Administration Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

                                   ContiFinancial Corporation, et al.

                                   Debtors and Debtors in Possession

                                   By:
                                       -----------------------------------------
                                       Name:  Alan H. Fishman
                                       Title: President & Chief Executive
                                              Officer



                                       -----------------------------------------
                                       Jeffrey H. Beck, as Plan Administrator

                                    EXHIBIT C

                                DISTRIBUTED ESRS


                          TO BE FILED ON OR BEFORE THE
                              EXHIBIT FILING DATE.

                                    EXHIBIT D

                         SURVIVING NON-DEBTOR AFFILIATES


                          TO BE FILED ON OR BEFORE THE
                              EXHIBIT FILING DATE.

                                    EXHIBIT E

                ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES



                          TO BE FILED ON OR BEFORE THE
                              EXHIBIT FILING DATE.

                                    EXHIBIT F

                           SCHEDULE OF DISPUTED CLAIMS



                          TO BE FILED ON OR BEFORE THE
                              EXHIBIT FILING DATE.